                                   EXHIBIT 2.1

         PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE COMMISSION. ASTERISKS (*) IDENTIFY WHERE SUCH CONFIDENTIAL INFORMATION HAS BEEN OMITTED. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.







                               PURCHASE AGREEMENT

                                  by and among

                         AFFILIATED MANAGERS GROUP, INC.
                                   as "Buyer"

                           TWEEDY, BROWNE COMPANY L.P.
                                  the "Company"

                                       and

                           The Partners of the Company


                                 August 15, 1997

                               PURCHASE AGREEMENT
                                      INDEX

                                                                                                           Page
                                                                                                           ----
SECTION 1.         SALE OF INTEREST AND PURCHASE PRICE......................................................1

        1.1        Sale and Purchase........................................................................1
        1.2        Calculation of Purchased Interest and Purchase Price.....................................2
        1.3        Time and Place of Closing................................................................5
        1.4        Further Assurances.......................................................................5
        1.5        Transfer Taxes...........................................................................5
        1.6        Additional Consents......................................................................6
        1.7        Diligence; ****..........................................................................6
        1.8        Purchase Price Allocation................................................................6

SECTION 2.         CONVERSION INTO LLC AND EFFECTIVENESS OF LLC
                   AGREEMENT................................................................................7

        2.1        Conversion...............................................................................7
        2.2        Effectiveness of LLC Agreement...........................................................7

SECTION 3.         REPRESENTATIONS AND WARRANTIES OF THE PARTNERS...........................................7

        3.1        Making of Representations and Warranties.................................................7
        3.2        Organization and Qualification of the Company............................................7
        3.3        Capitalization; Beneficial Ownership.....................................................8
        3.4        Subsidiaries.............................................................................8
        3.5        Authority................................................................................8
        3.6        Real and Personal Property...............................................................9
        3.7        Assets Under Management.................................................................10
        3.8        Financial Statements....................................................................11
        3.9        Taxes...................................................................................11
        3.10       Accounts Receivable.....................................................................12
        3.11       Absence of Certain Changes..............................................................13
        3.12       Ordinary Course.........................................................................13
        3.13       Banking Relations.......................................................................13
        3.14       Intellectual Property...................................................................13
        3.15       Contracts...............................................................................14
        3.16       Litigation..............................................................................15
        3.17       Compliance with Laws....................................................................16
        3.18       Business; Registrations.................................................................17
        3.19       Insurance...............................................................................18
        3.20       Powers of Attorney......................................................................18
        3.21       Finder's Fee............................................................................18

                                       (i)

                                                                                                           Page
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
       3.22        Corporate Records; Copies of Documents..................................................18
       3.23        Transactions with Interested Persons....................................................19
       3.24        Employee Benefit Programs...............................................................19
       3.25        Directors, Officers and Employees.......................................................21
       3.26        Code of Ethics..........................................................................22
       3.27        Certain Representations and Warranties as to Private Funds..............................22
       3.28        Certain Representations and Warranties as to the Mutual Funds...........................24
       3.29        Certain Representations and Warranties as to the Offshore Funds and
                   Offshore Related Partnerships...........................................................27

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PARTNERS.................................................29

        4.1        Authority...............................................................................29
        4.2        Ownership of LLC Interests..............................................................30
        4.3        Finder's Fee............................................................................30
        4.4        Investment Advisory and Brokerage Representation........................................30
        4.5        Agreements..............................................................................30
        4.6        Employment Data.........................................................................30

SECTION 5.         COVENANTS OF THE COMPANY AND THE PARTNERS...............................................31

        5.1        Making of Covenants and Agreements......................................................31
        5.2        Client Consents.........................................................................31
        5.3        Filings and Regulatory Authorizations...................................................32
        5.4        Authorization from Others...............................................................33
        5.5        Conduct of Business.....................................................................33
        5.6        Financial Statements....................................................................34
        5.7        Preservation of Business and Assets.....................................................34
        5.8        Access..................................................................................35
        5.9        Consummation of Agreement...............................................................35
        5.10       Cooperation of the Company and Partners.................................................35
        5.11       No Solicitation of Other Offers.........................................................35
        5.12       Confidentiality.........................................................................35
        5.13       Policies and Procedure..................................................................36
        5.14       Notification of Certain Matters.........................................................36
        5.15       Amendment of Offshore Fund Organizational Documents.....................................36
        5.16       Non-Solicitation/Non-Disclosure Agreements..............................................36

SECTION 6.         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................36

        6.1        Making of Representations and Warranties................................................36
        6.2        Organization of Buyer...................................................................37
        6.3        Authority of Buyer......................................................................37

                                      (ii)

                                                                                                           Page
                                                                                                           ----
        6.4        Litigation..............................................................................37
        6.5        Finder's Fee............................................................................37
        6.6        Investment Intent.......................................................................37
        6.7        Financial Statements....................................................................38
        6.8        Compliance with Laws....................................................................38

SECTION 7.         COVENANTS OF BUYER......................................................................38

        7.1        Making of Covenants and Agreement.......................................................38
        7.2        Confidentiality.........................................................................38
        7.3        Consummation of Agreement...............................................................39
        7.4        Cooperation of Buyer....................................................................39
        7.5        Notification of Certain Matters.........................................................39

SECTION 8.         CONDITIONS TO THE OBLIGATIONS OF BUYER..................................................39

        8.1        Litigation; No Opposition...............................................................39
        8.2        Representations, Warranties and Covenants...............................................40
        8.3        Client Consents.........................................................................43
        8.4        Registration as an Investment Adviser and Registration of Investment Adviser
                   Representatives.........................................................................43
        8.5        Registration as a Broker-Dealer and Registration of Registered
                   Representatives.........................................................................44
        8.6        Other Approvals.........................................................................44
        8.7        Conversion..............................................................................44
        8.8        LLC Agreement...........................................................................44
        8.9        Employment Agreements...................................................................44
        8.10       Intentionally Omitted...................................................................44
        8.11       Agreements with Respect to Private Funds................................................44
        8.12       Agreements with Respect to Offshore Funds...............................................45
        8.13       Capitalization, Net Worth and Working Capital of the LLC................................45
        8.14       Delivery................................................................................45
        8.15       Escrow Agreement........................................................................46
        8.16       Evidence of Insurability................................................................47
        8.17       Insurance Policies......................................................................47
        8.18       Material Adverse Change.................................................................47

SECTION 9.         CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE
                   PARTNERS................................................................................47

        9.1        No Litigation; No Opposition............................................................47
        9.2        Representations, Warranties and Covenants...............................................47

                                      (iii)

                                                                                                           Page
                                                                                                           ----
        9.3        Client Consent and Approvals............................................................48
        9.4        Delivery................................................................................48

SECTION 10.  TERMINATION OF AGREEMENT; RIGHTS TO PROCEED...................................................49

        10.1       Termination.............................................................................49
        10.2       Effect of Termination...................................................................50
        10.3       Right to Proceed........................................................................50

SECTION 11.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING..................................................50

        11.1       Survival of Representations, Warranties and Covenants...................................50
        11.2       Regulatory Filings......................................................................50
        11.3       Covenants With Respect to Section 15(f) of the
                   Investment Company Act .................................................................51
        11.4       Agreement of Certain Partners...........................................................51

SECTION 12.  INDEMNIFICATION...............................................................................52

       12.1        Indemnification by the Partners.........................................................52
       12.2        Limitations on Indemnification by the Partners..........................................53
       12.3        Indemnification by Buyer................................................................54
       12.4        Limitation on Indemnification by Buyer..................................................54
       12.5        Notice; Defense of Claims...............................................................55
       12.6        Satisfaction of the Partners' Indemnification Obligations...............................55
       12.7        Exclusive Remedy........................................................................56

SECTION 13.  DEFINITIONS...................................................................................56

        13.1       Definitions.............................................................................56

SECTION 14.  MISCELLANEOUS.................................................................................62

        14.1       Fees and Expenses.......................................................................62
        14.2       Dispute Resolution......................................................................62
        14.3       Waivers.................................................................................63
        14.4       Governing Law...........................................................................63
        14.5       Notices.................................................................................63
        14.6       Entire Agreement........................................................................64
        14.7       Assignability; Binding Effect...........................................................65
        14.8       Amendments..............................................................................65
        14.9       Consent to Jurisdiction.................................................................65
        14.10      Captions and Gender.....................................................................65

                                      (iv)

                                                                                                           Page
                                                                                                           ----
        14.11      Execution in Counterparts...............................................................66
        14.12      Publicity and Disclosures...............................................................66

                                       (v)

                                    EXHIBITS


Exhibit 2.1A               -   Form of Certificate of Conversion
Exhibit 2.1B               -   Form of Certificate of Formation
Exhibit 2.2                -   Form of LLC Agreement
Exhibit 5.16               -   Form of Non-Solicitation/Non-Disclosure Agreement
Exhibit 8.9                -   Form of Employment Agreement
Exhibit 8.14(g)            -   Form of Release

                                      (vi)

                           SCHEDULES ON AUGUST , 1997


Schedule 1.1               -   Allocation of LLC Interest Purchase Price
Schedule 1.2               -   Calculation of Gross Revenues and Related Percentages
Schedule 3.3(b)            -   Capitalization Prior to and Following Conversion
Schedule 3.8(a)            -   Company's Financial Statements
Schedule 6.7               -   Buyer's Financial Statements

                                      (vii)

                               PURCHASE AGREEMENT


         AGREEMENT entered into as of August 15, 1997, by and among Affiliated Managers Group, Inc., a Delaware corporation ("Buyer"), Tweedy, Browne Company L.P., a Delaware limited partnership, Christopher H. Browne, William H. Browne, John D. Spears and James M. Clark, Jr. (together, the "Partners" and, each individually, a "Partner").


                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in the business of providing investment management and advisory services to private accounts of certain institutional and individual investors and public and private investment companies, and effecting transactions in securities in connection therewith;

         WHEREAS, the Partners own of record and beneficially all of the issued and outstanding interests of the Company, consisting of general partner interests and limited partner interests representing in the aggregate one hundred percent of the capital and all rights to profits of the Company;

         WHEREAS, the parties hereto desire and intend, and it is a condition precedent to the obligations of Buyer hereunder, that, the Company will convert, and the Partners will cause the Company to be converted, into Tweedy, Browne Company LLC, a Delaware limited liability company (the "LLC"), as more fully described below;

         WHEREAS, the parties hereto desire to enter into this agreement providing for the purchase by Buyer of certain interests in the LLC and further desire that, in connection therewith, the LLC Agreement (as this and other capitalized terms are defined in Section 13.1) become effective; and

         WHEREAS, to induce Buyer to enter into this Agreement, and to receive the benefits that will accrue to them if Buyer purchases interests in the LLC, the Company and the Partners have agreed to make certain representations, warranties and covenants as set forth herein.

         NOW, THEREFORE, to consummate such purchase and sale and in consideration of the mutual agreements set forth herein and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. SALE OF INTEREST AND PURCHASE PRICE.

         1.1 SALE AND PURCHASE.

         (a) Subject to the terms, provisions and conditions contained in this Agreement and on the basis of the representations, warranties and covenants herein set forth, each Partner hereby agrees to sell and deliver to Buyer, free and clear of any restrictions, liens, claims, charges, security interests, assignments, mortgages, deposit arrangements, pledges or encumbrances of any kind or nature whatsoever (collectively, "Claims"), other than Claims set forth in the LLC Agreement, and Buyer hereby agrees to purchase from each Partner, the portion of the LLC Capital Account and Class A LLC Points of such Partner at the time of the Closing that is equal to the product obtained by multiplying (i) the percentage set forth opposite such Partner's name on Schedule 1.1 hereto, by
(ii) the Purchased Percentage calculated pursuant to Section 1.2 below (together, and in the aggregate for all of the Partners, the "Purchased LLC Interest"), for a price equal to the product obtained by multiplying (I) the percentage set forth opposite such Seller's name on Schedule 1.1 hereto, by (II) the LLC Interest Purchase Price calculated pursuant to Section 1.2 below.

                  (b) The entire LLC Interest Purchase Price shall be paid in cash at the Closing; provided, however, that a pro rata portion of the LLC Interest Purchase Price payable to each Partner, with the aggregate amount being ********** dollars ($**) of such LLC Interest Purchase Price for all Partners, shall be placed into and held in escrow as contemplated in the Escrow Agreement and Section 12.2(a).

         1.2 CALCULATION OF PURCHASED INTEREST AND PURCHASE PRICE.

                  (a) Subject to adjustment as set forth below, the "Free Cash Flow Percentage" shall be seventy percent (70%), the "Purchased Percentage" shall be eighty percent (80%) and the "LLC Interest Purchase Price" shall be three hundred million dollars ($300,000,000).

                  (b) Set forth as Schedule 1.2 hereto is a detailed calculation of Gross Revenues as of June 30, 1997 and the resulting Free Cash Flow Percentage, Purchased Percentage and LLC Interest Purchase Price.

**************** [The remainder of this section (approximately 3 pages) has been omitted pursuant to the confidential treatment request referred to on the cover page hereto. The omitted portions have been filed separately with the Commission.]***************

         1.3 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, Boston, Massachusetts at 10:00 a.m. local time on the date of the Closing, which shall be five (5) business days after the fulfillment or waiver of each of the conditions set forth in Sections 8 (other than to the extent delivery at the Closing is specified herein) and 9 (other than to the extent delivery at the Closing is specified herein) hereof or at such other place, or an earlier or later date or time as may be mutually agreed upon by Buyer and the Company.

         1.4 FURTHER ASSURANCES. The Partners shall and the LLC shall (and the Partners shall use all commercially reasonable efforts to cause the LLC to), from time to time after the Closing, at the request of Buyer and without further consideration, execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Purchased LLC Interest and all rights thereto, and to fully implement the provisions of this Agreement.

         1.5 TRANSFER TAXES. All transfer Taxes under applicable law incurred in connection with the sale and transfer of the Purchased LLC Interest under this Agreement will be borne and paid fifty percent (50%) by the Partners (pro rata in accordance with the percentages of the LLC Interest Purchase Price to be received by them) and fifty percent (50%) by Buyer, and the Partners (jointly and severally) or Buyer, as the case may be, shall promptly reimburse the other for any such Tax that the Company or the Partners, on the one hand, or Buyer on the other hand, is required to pay under applicable law.

         1.6 ADDITIONAL CONSENTS. In the event that any ERISA Client whose contract either prohibits assignment or terminates by its terms upon consummation of the transactions contemplated hereby did not Consent at or prior to the Closing (and Buyer in its sole discretion did not elect to treat such Client as having Consented at the Closing), then (a) such ERISA Client shall be treated, for purposes of calculating the Purchase Price, as having withdrawn its assets, but the Company may continue to provide services to such ERISA Client, subject in each case to the provisions of this Section 1.6, and an appropriate modification of the LLC Agreement shall be made to allocate revenues attributable to such contract of such Client for the sole benefit of the Non-Manager Members (subject to reallocation as provided in clause (b) below) and (b) if as of the date that is six (6) months after the date of the Closing, such Client remains a Client of the Company and has made payments of advisory fees to the Company since the Closing, then such Client shall remain a Client of the Company thereafter, all revenues attributable to such contract of such Client since the Closing shall be reallocated for the benefit of all Members of the Company and Gross Revenues shall be recalculated, with appropriate adjustments (consistent with the methodology set forth in Section 1.2 and based upon the revenues attributable to such contract of such Client at the Closing) made to the Purchased Percentage and the Free Cash Flow Percentage as determined by the mutual agreement of the Partners and Buyer, unless (i) Buyer and the Partners agree otherwise or (ii) Buyer so determines and the Partners are unable to provide Buyer with an opinion of counsel reasonably satisfactory in form and substance to Buyer to the effect that under applicable law, an agreement between the Company and the Client substantially in accordance with the terms of the written agreement in effect immediately prior to the Closing is in full force and effect and is valid, binding and enforceable.

         1.7 Diligence *****. As promptly as practicable after the date hereof, and in any event not more than one (1) day after the date hereof, the Company and the Partners shall permit Buyer and its agents to commence further due diligence investigations at the offices of the Company and shall make available to Buyer and its agents all information specifically referenced herein and all such information and access to employees as may be reasonably requested by Buyer and its agents. *** [The remainder of this section has been omitted pursuant to the confidential treatment request referred to on the cover page hereto. The contents have been filed separately with the Commission.] ***

         1.8 PURCHASE PRICE ALLOCATION.

                  (a) Each of the Partners and Buyer hereby acknowledge and agree that the LLC Interest Purchase Price is allocable, in its entirety, to (i) the cash, cash items, accounts receivable, tangible personal property and other balance sheet items of the Company (which shall be valued at fair market value as of the Closing) and (ii) the goodwill associated with the business of the Company (which shall represent the residual balance of the LLC Interest Purchase Price after taking into account balance sheet items).

                  (b) Each of the Partners and Buyer hereby agree to take no position inconsistent with the acknowledgment and agreement set forth in subparagraph (a) of this Section 1.8 including, without limitation, on any Tax return or report (including information returns, declarations and reports) or in any audit or judicial or administrative proceedings before any Taxing Authority or court of law or otherwise.

SECTION 2. CONVERSION INTO LLC AND EFFECTIVENESS OF LLC AGREEMENT.

         2.1 CONVERSION. Immediately prior to the Closing, the Company shall convert into the LLC (the "Conversion") in the manner contemplated by Section 18-214 of the Delaware Act, and a certificate of conversion to a limited liability company in the form attached hereto as Exhibit 2.1A (the "Certificate of Conversion") and a certificate of formation of a limited liability company in the form attached hereto as Exhibit 2.1B (the "Certificate of Formation") shall be filed with the Secretary of State of the State of Delaware and shall become effective.

         2.2 EFFECTIVENESS OF LLC AGREEMENT. Simultaneously with the Closing, the LLC Agreement in substantially the form attached hereto as Exhibit 2.2 shall become effective as the operating agreement of the LLC.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PARTNERS.

         3.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Partner hereby makes to Buyer the representations and warranties contained in this Section 3, which shall be subject to such exceptions as may be disclosed in Schedules delivered to Buyer pursuant to
Section 1.7 of this Agreement. None of the Partners shall have any right of indemnity or contribution from the Company or any other right against the Company with respect to any breach of a representation or warranty by any Partner hereunder.

         3.2 ORGANIZATION AND QUALIFICATION OF THE COMPANY.

                  (a) The Company is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company's Certificate of Limited Partnership, as amended to date (the "Certificate of Limited Partnership"), and of the Company's Agreement of Limited Partnership, as amended and/or restated to date ("Agreement of Limited Partnership"), each certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending.

                  (b) The Company is not in violation of any term of its Organizational Documents.

                  (c) The Company is duly qualified to do business as a foreign entity under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except for those jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

         3.3 CAPITALIZATION; BENEFICIAL OWNERSHIP.

                  (a) The authorized interests of the Company are all duly and validly authorized, issued, outstanding and fully paid. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional interests of any class, series or type of the Company. None of the Company's interests has been issued in violation of any federal or state law.

                  (b) Each Partner owns beneficially and of record the interests in the Company set forth opposite such Partner's name in Schedule 3.3(b) hereto, free and clear of any Claims. The Partners are the only beneficial or record holders of the Company's interests, and the interests shown in Schedule 3.3(b) are the only interests of the Company held by each Partner or with respect to which such Partner has any rights. Except as set forth in Schedule 3.3(b) attached hereto, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the interests of the Company to which the Company or any of the Partners is a party.

                  (c) Except as set forth in this Agreement or in the LLC Agreement, there are no rights, commitments, agreements or understandings obligating, or which might obligate the Company, any of the Partners or, to the knowledge of the Company or any Partner after Due Inquiry, any other Person, to issue, transfer, sell or redeem any securities or interests in the Company.

         3.4 SUBSIDIARIES. The Company has no, nor in the last six (6) year(s) has it had any, subsidiaries or equity investments in any other Person.

         3.5 AUTHORITY. The Company has full right, authority and power to enter into this Agreement and each contract or agreement specifically referred to in, or executed and delivered by the Company pursuant to, this Agreement and to carry out the transactions contemplated hereby and thereby, including without limitation the Conversion. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and the Partners, and no other action on the part of the Company or the Partners is required in connection therewith.

         This Agreement and each contract or agreement specifically referenced in, or executed and delivered by the Company pursuant to, this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with its terms. The execution, delivery and performance by the Company of this Agreement and each such other contract or agreement:

                  (a) does not violate any provision of the Organizational Documents of the Company, each as amended and/or restated to date;

                  (b) does not violate any laws of the United States, or any state or other jurisdiction (domestic or foreign) applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except as specifically identified in Schedule 3.5 or Schedule 3.7; and

                  (c) does not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party, or by which any property of the Company is bound or affected, or result in the creation or imposition of any Claim on any of the Company's assets or, except to the extent imposed pursuant to the Organizational Documents of the Company, on any Person's interest in the Company.

         3.6 REAL AND PERSONAL PROPERTY.

                  (a) The Company owns no real property. All of the real property leased by the Company is identified in Schedule 3.6(a) and except as set forth in therein, the Company does not lease, sublease or otherwise provide (with or without rent or other consideration and with or without a written agreement) any interest in real property or rights in connection therewith to any Person. All leases with respect to real property to which the Company is a party are identified in Schedule 3.6(a), and true and complete copies thereof have been delivered to Buyer. Each of such leases has been duly authorized and executed by the parties thereto and is in full force and effect. The Company is not in default under any of such leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default.

                  (b) Attached hereto as Schedule 3.6(b) is a list of all the assets of the Company including Intellectual Property. The Company has separately provided Buyer the tax basis of each such asset. The Company owns all its assets free and clear of any Claims and such assets are all of the assets necessary for the conduct of the business of the Company as currently conducted and for the conduct of such business by the LLC immediately following the Conversion and the Closing.

         3.7 ASSETS UNDER MANAGEMENT.

                  (a) The aggregate assets under management by the Company as of December 31, 1996 and June 30, 1997, are accurately set forth in Schedule 3.7 hereto. In addition, set forth in Schedule 3.7 is a list as of December 31, 1996 and June 30, 1997, of all investment management, advisory or sub-advisory contracts setting forth the name of the Client under each such contract, the amount of assets under management with respect to each such contract, the fee schedule in effect with respect to each such contract, the net contributions or withdrawals from December 31, 1996 through June 30, 1997 and any material fee adjustments or material contributions to or withdrawals from assets under management (it being understood and agreed that contributions or withdrawals greater than one million dollars ($1,000,000) are material) implemented since June 30, 1997, or presently proposed to be instituted, the consent required for the assignment of each such contract other than those that by their terms terminate upon assignment (which are so identified), and the country, if other than the United States of America, of which the Client is a citizen, if such country is known to the Company. Schedule 3.7 also includes a separate list of all contracts pursuant to which the Company has agreed to provide Brokerage Services but does not provide Investment Management Services. There are no contracts, arrangements or understandings pursuant to which the Company has undertaken or agreed to cap, waive or reimburse any or all fees or charges payable by any of the Clients set forth in Schedule 3.7 or pursuant to any of the contracts set forth in Schedule 3.7. No Client of the Company has expressed an intention to terminate or reduce its investment or brokerage relationship with the Company, or adjust the fee schedule with respect to any contract in a manner which would reduce the fee to the Company (or, after giving effect to the Conversion, the fee to the LLC) and no fact is known to the Company or any Partner that adversely affects or would adversely affect any of the contracts set forth in Schedule 3.7.

                  (b) Each account to which the Company provides Investment Management Services that is (i) an employee benefit plan, as defined in Section 3(3) of ERISA that is subject to Title I of ERISA; (ii) a person acting on behalf of such a plan; or (iii) an entity whose assets include the assets of such a plan within the meaning of ERISA and applicable regulations (hereinafter referred to as an "ERISA Client") have been managed by the Company such that the Company in the exercise of such management is in compliance in all material respects with the applicable requirements of ERISA.

                  (c) Set forth in Schedule 3.7 is a list of each Client with which the Company has a fee based on performance or otherwise providing for compensation on the basis of a share of capital gains upon, or capital appreciation of, the funds (or any portion thereof) of any Client, together with a complete description of such fee or compensation and a calculation thereof for each of the last three completed years and the most recently completed period.

         3.8 FINANCIAL STATEMENTS.

                  (a) The Company has delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 3.8:

                           (i) Audited statements of financial condition of the Company at September 30, 1994, September 30, 1995 and September 30, 1996, and audited statements of income, changes in partners' capital and cash flows for each of the three (3) years then ended. The audited statement of financial condition of the Company at September 30, 1996 is referred to hereinafter as the "Base Balance Sheet."

                           (ii) Unaudited statements of financial condition of the Company at December 31, 1996, March 31, 1997 and June 30, 1997 and statements of income, changes in partners' capital and cash flows for each period then ended, certified by the Company's senior financial officer.

         All of the foregoing financial statements have been prepared in accordance with GAAP using the accrual method of accounting, applied consistently during the periods covered thereby (except that the Company's unaudited financial statements do not include footnote disclosure and are subject to normal, immaterial audit adjustments), are complete and correct to the knowledge of the Company and each Partner after Due Inquiry, and (subject to the foregoing exceptions with respect to unaudited financial statements) present fairly the financial condition of the Company at the dates of such statements and the results of its operations for the periods covered thereby.

                  (b) The Company does not and, as of the date of the Base Balance Sheet, did not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for Taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of its businesses prior to the applicable date regardless of whether claims in respect thereof had been asserted as of such date), except: (i) liabilities stated or adequately reserved against on the Base Balance Sheet or the notes thereto; (ii) liabilities reflected in Schedules furnished to Buyer under Section 1.7 hereof, effective as of the date hereof; or
(iii) immaterial liabilities incurred or recognized in the ordinary course of business of the Company after the date of, and not in breach of any of the terms of, this Agreement.

         3.9 TAXES.

                  (a) The Company has paid or caused to be paid all federal, state, local, foreign or add-on and other taxes, customs duties, government fees or like amount, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, franchise taxes, sales taxes, use taxes, ad valorem or value added taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, and transfer taxes, stamp taxes, occupation taxes, windfall projects taxes, and all deficiencies, or other additions to taxes, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it, whether disputed or not. The unpaid Taxes of the Company (i) did not, as of September 30, 1996, exceed the reserve for tax liability (rather than the reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Base Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the date hereof and the date of the Closing in accordance with the past custom and practice of the Company filing its Tax Returns.

                  (b) The Company has, in accordance with applicable law, filed all federal, state, local and foreign Tax returns required to be filed by it, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income Tax returns filed with respect to the Company for taxable periods ended on or after December 31, 1990, is set forth in Schedule 3.9 attached hereto, and such Schedule indicates those returns that have been audited or currently are the subject of an audit. For each taxable period of the Company ended on or after September 30, 1990, the Company has made available to Buyer correct and complete copies of all federal, state, local and foreign income

Tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company.

                  (c) Neither the IRS nor any other governmental authority responsible for the imposition or collection of any Tax (a "Taxing Authority") is now asserting or, to the knowledge of the Company or any Partner after Due Inquiry, threatening to assert against the Company any deficiency or claim for additional Taxes. No claim has ever been made by a Taxing Authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes.

                  (d) There has not been any audit of any tax return filed by the Company for any taxable period ending on or after December 30, 1990, no such audit is in progress, and the Company has not been notified by any Taxing Authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a Tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

                  (e) The Company has never been (and has never had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). The Company has never filed, and has never been required to file, a consolidated, combined or unitary Tax return with any other entity. The Company is not a party to any Tax sharing agreement.

         3.10 ACCOUNTS RECEIVABLE. All of the accounts receivable of the Company shown or reflected on the Company's statement of financial condition as of June 30, 1997, included as part of Schedule 3.8, or existing at the date this representation is given (less the reserve for bad debts set forth on the Company's statement of financial condition as of June 30, 1997 included as part of Schedule 3.8) are valid and enforceable claims and subject to no set off or counterclaim. The Company has no accounts or loans receivable from any person, firm or corporation or other entity which is affiliated with the Company or from any officer, partner or employee of the Company or any member of the Immediate Family of any Partner.

         3.11 ABSENCE OF CERTAIN CHANGES. Since the date of the Base Balance Sheet there has not been any:

                  (a) change in the condition (financial or otherwise) of properties, assets, liabilities, business, or operations of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) occurrence, activity, omission or failure to act which would require the consent of Buyer as Manager Member under Section 3.1(g) of, would be prohibited under, or would be a violation of, the LLC Agreement if the LLC Agreement were in effect at the time;

                  (c) obligation or liability incurred by the Company to any of its officers, partners, members or employees, or any member of the Immediate Family of any Partner, or any loans or advances made by the Company to any of their respective officers, partners, members or employees or any member of the Immediate Family of any Partner that remain outstanding;

                  (d) change in accounting methods or practices, or billing or collection policies used by the Company; or

                  (e) agreement or understanding, whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs
(a) through (d) above.

         3.12 ORDINARY COURSE. Since the date of the Base Balance Sheet, other than with respect to transactions specifically contemplated herein, the Company has conducted its business only in the ordinary course and consistently with its prior practices.

         3.13 BANKING RELATIONS. All of the arrangements which the Company has with any banking institution are completely and accurately described in Schedule
3.13 attached hereto, indicating with respect to each such arrangement the type of arrangement maintained (such as checking account, borrowing arrangements, etc.) and the person or persons authorized in respect thereof.

         3.14 INTELLECTUAL PROPERTY.

                  (a) The Company has exclusive ownership of, or license to use, all patent, copyright, trade secret, trademark, trade name, service mark, formulas, designs, inventions or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the Company as presently conducted or contemplated to be conducted by the LLC immediately after giving effect to the Conversion. All of the rights of the Company in any such Intellectual Property owned by the Company are freely transferable. No proceedings have been instituted, or are pending or threatened, which challenge the rights of the Company of any such Intellectual Property. The Company has the right to use all customer lists, investment or other processes, computer software, systems, data compilations, research results and other information required for, or incident to, its services or its business as presently conducted or contemplated to be conducted by the LLC immediately after giving effect to the Conversion. Except for readily available Intellectual Property licensed from others customer lists and related data and rights in and to the name "Tweedy Browne," the Company has no Intellectual Property material to its business.

                  (b) Neither the Company nor any Partner has any knowledge after Due Inquiry of any infringement by others of any Intellectual Property rights of the Company.

                  (c) The present and contemplated business, activities and products of the Company, do not infringe any rights of any other Person in Intellectual Property. No proceeding charging the Company with infringement of any Intellectual Property of any other Person has been filed or is threatened to be filed. The Company is not making unauthorized use of any confidential information or trade secrets of any Person, including without limitation, any former employer of any past or present employee of the Company. Neither the Company nor, to the knowledge of the Company and each Partner, any of the Company's employees have any agreements or arrangements with any Persons other than the Company related to confidential information or trade secrets of such Persons or restricting any such employee's ability to engage in business activities of any nature. The activities of the employees on behalf of the Company do not violate any such agreements or arrangements known to the Company.

         3.15 CONTRACTS. Except for contracts, commitments, plans, agreements and licenses described in Schedule 3.7, (true and complete copies of which will have been made available to Buyer on or prior to the Delivery Date), the Company is not a party to or subject to any:

                  (a) investment management or investment advisory or sub-advisory contract or any other contract for the provision of Investment Management Services or Brokerage Services;

                  (b) any agreement with respect to solicitation of prospective Clients or of prospective investors for the Mutual Funds;

                  (c) plan or contract providing for bonuses, pensions, options, stock (or beneficial interest) purchases (or other securities or phantom equity purchases), deferred compensation, retirement payments, profit sharing, or the like;

                  (d) employment contract, other than contracts terminable at will by the Company without liability for any penalty or severance payment;

                  (e) contract for services involving payments by the Company in excess of one hundred thousand dollars ($100,000) per year, which is not terminable by the Company without liability for any termination payment on not more than thirty (30) days prior notice;

                  (f) contract or agreement or series of related contracts or agreements for the purchase of any assets, material or equipment except purchase orders in the ordinary course of business for less than one hundred thousand dollars ($100,000) per contract or agreement or series of related contracts or agreements;

                  (g) contract containing covenants limiting the freedom of the Company (or its Affiliates) to compete in any line of business or with any person or entity;

                  (h) agreement providing for the borrowing or lending of money, and the Company has no obligations, except as disclosed in the Base Balance
Sheet: (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) to pay the deferred purchase price of property or services, (iv) under leases that would, in accordance with GAAP, appear on the balance sheet of the lessee as a liability, (v) secured by a Claim, (vi) in respect of letters of credit, or bankers acceptances, contingent or otherwise, or (vii) in respect of any guaranty or endorsement or other obligations to be liable for the debts of another person or entity; or

                  (i) other material contract or agreement to which the Company is a party or by which it is bound.

         Each of the contracts described in Schedule 3.6(a), Schedule 3.7,
Schedule 3.15, Schedule 3.24 and Schedule 3.25 is valid and effective in accordance with its respective terms, and there is not, under any such contract, an existing breach by the Company or event which, with the giving of notice or the lapse of time or both, would become such a breach. Assuming that the Consents set forth in Schedule 3.5 and Schedule 3.7 have been obtained or Comparable Contracts have been entered into, and after giving effect to the Conversion and the Closing, each such contract will remain valid and effective in accordance with its respective terms with the LLC having succeeded to all the rights and obligations of the Company thereunder, and the LLC will be entitled to all rights and remedies thereunder to which the Company is entitled on the date hereof. The Company has complied and is in compliance with the Client's guidelines and restrictions set forth in any contract described in Schedule 3.7, including, without limitation, any limitation set forth in the applicable prospectus, offering memorandum or marketing material for a Private Fund, Mutual Fund or Offshore Fund or governing documents for any Client delivered to the Company by the Client. The Company is not bound by any agreement, contract or arrangement the performance of which by the Company or its agents could have a Material Adverse Effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of Buyer or the Company.

         3.16 LITIGATION. There is no litigation or legal (or other) action, suit, proceeding or, to the knowledge of the Company and each Partner after Due Inquiry, investigation, at law or in equity, or before any federal, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign (including, without limitation, any voluntary or involuntary proceedings under the Bankruptcy Code or any action, suit, proceeding or investigation under any foreign, federal or state securities law, rule or regulation), in which the Company or any officer, partner, member or employee thereof is engaged, or, to the knowledge of the Company and each Partner after Due Inquiry, with which any of them is threatened, in connection with the business, affairs, properties or assets of the Company, or which call into question the validity or hinder the enforceability or performance of this Agreement, or of the other contracts or agreements, specifically referenced herein and the transactions contemplated hereby and thereby. There are no proceedings pending, or to the knowledge of the Company or any of the Partners after Due Inquiry, threatened, relating to the termination of, or limitation of, the rights of the Company under its registration under the Advisers Act as an investment adviser, its registration under the Exchange Act as a broker-dealer, its membership in any exchange (as defined under the Exchange Act) or other self regulatory organization or any similar or related rights under any registrations or qualifications with various self regulatory bodies, states or other jurisdictions.

         3.17 COMPLIANCE WITH LAWS. The Company and each of the Partners is, and at all times has been, in material compliance with all laws and governmental rules and regulations, domestic or foreign to the extent either (a) such laws, rules and regulations are applicable to the activities of the Company or such Partner on behalf of the Company or (b) the violation of such laws, rules and regulations could give rise to Material Adverse Effect on the Company or would result in a disqualification under Section 9(a) of the Investment Company Act or require an affirmative answer to any of the questions in Item 11 of Part I of the Company's Form ADV (or any similar or successor form) or Item 7 of the Company's Form BD, including, without limitation: (i) the Advisers Act, the Investment Company Act, the Exchange Act, ERISA, the Commodity Exchange Act and the Securities Act and the regulations promulgated under each of them; (ii) the rules and regulations of the IML and the BMA; (iii) the by-laws, rules and regulations of self-regulatory organizations including without limitation the NASD and each applicable exchange (as defined under the Exchange Act); and (iv) all other foreign, federal or state securities laws and regulations applicable to the business or affairs or properties or assets of the Company, including without limitation the business and affairs of the Private Funds and the Offshore Funds ((i)-(iv), collectively "Investment Laws and Regulations"). Neither the Company, nor any officer, member, partner or employee thereof, is in default with respect to any judgment, order, writ, injunction, decree, demand or assessment relating to any aspect of the business or affairs or properties or assets of the Company and issued by any court or any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, or by any self-regulatory authority. Neither the Company nor any officer, member, partner or employee thereof, is charged or, to the knowledge of the Company and each Partner after Due Inquiry, threatened with, or under investigation with respect to, any violation of any provision of foreign, federal, state, municipal or other law or any administrative rule or regulation, domestic or foreign, including, without limitation, any Investment Laws and Regulations relating to any aspect of the business, affairs, properties or assets of the Company, or the transactions contemplated hereby.

         3.18 BUSINESS; REGISTRATIONS.

                  (a) The Company is engaged solely in the business of providing Investment Management Services and Brokerage Services. The Company does not provide Investment Management Services to: (i) any issuer other than the Private Funds that would be required to register as an investment company (within the meaning of the Investment Company Act) but for the exemptions contained in
Section 3(c)(1), the final clause of Section 3(c)(3), Section 3(c)(7) or the third or fourth clauses of Section 3(c)(11) of the Investment Company Act; (ii) any issuer other than the Offshore Funds that is registered under the laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the states thereof), and is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities; or (iii) any issuer other than the Mutual Funds that is required to be registered as an investment company (within the meaning of the Investment Company Act).

                  (b) The Company is duly registered as an investment adviser under the Advisers Act. The Company is duly registered, licensed and qualified as an investment adviser in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business and where the failure to be so registered, licensed or qualified could have a Material Adverse Effect on the Company. The Company is in compliance with all foreign, federal and state laws requiring registration, licensing or qualification as an investment adviser. The Company has delivered to Buyer or its representatives, true and complete copies of its most recent Form ADV, as amended to date, and has made available copies of all foreign and state registration forms, likewise as amended to date. The information contained in such forms was true and complete at the time of filing and is true and complete.

                  (c) The Company is a member in good standing of the NASD and duly registered as a broker-dealer under the Exchange Act. The Company is duly registered, licensed and qualified as a broker-dealer in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business and where the failure to be so registered, licensed or qualified could have a Material Adverse Effect on the Company. The Company and its Employees do not hold any registrations, memberships or similar membership privileges with such national securities exchange, board of trade, commodities exchange, clearing corporation or association, securities dealers association or similar institutions. A true and compete copy of each agreement with respect to such registration, membership or privileges has been delivered to Buyer and each such Agreement is a valid and binding agreement of the Company and the applicable Employee(s), enforceable in accordance with its terms. The Company is in compliance with all foreign, federal and state laws requiring registration, licensing or qualification as a broker-dealer, including without limitation all net capital requirements. The Company has delivered to Buyer or its representatives, true and complete copies of its most recent Form BD, as amended to date, and has made available copies of all foreign and state registration forms, likewise as amended to date. The information contained in such forms was true and complete at the time of filing and is true and complete.

                  (d) Neither the Company nor, to the knowledge of the Company and each Partner after Due Inquiry, any person "associated" (as defined under the Advisers Act or the Exchange Act, as appropriate) with the Company, has been convicted of any crime or has engaged in any conduct that would be a basis for denial, suspension or revocation of registration of an investment adviser under
Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder, or is otherwise subject to "statutory disqualification" (within the meaning of the Exchange Act), and to the knowledge of the Company and each Partner after Due Inquiry, there is no proceeding or investigation that is reasonably likely to become the basis for any such disqualification, denial, suspension or revocation.

                  (e) Neither the Company nor any of its affiliated persons (as defined in the Investment Company Act) is subject to any of the restrictions set forth in Section 9(a) of the Investment Company Act.

                  (f) The Company has all memberships, permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Licenses") required from self-regulatory bodies and from foreign, federal, state or local authorities in order for the

Company to conduct its business. The Company is not subject to any limitation imposed in connection with one or more of the Licenses which could have a Material Adverse Effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company or Buyer. Neither the Company nor any of its officers and employees is required to be registered as an investment adviser, a broker or dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with the SEC, the Commodity Futures Trading Commission, the National Futures Association, the NASD, the IML, the BMA, the securities commission of any jurisdiction or any self-regulatory organization.

         3.19 INSURANCE. The Company has in full force and effect such insurance with respect to its business, property and assets (including without limitation errors and omissions liability insurance) as set forth in Schedule 3.19 hereto and all bonds required by ERISA and by any contract to which the Company is a party as set forth in Schedule 3.19 hereto. The Company is not in default under any such insurance policy or bond.

         3.20 POWERS OF ATTORNEY. The Company has not granted to any Person any power of attorney that remains outstanding.

         3.21 FINDER'S FEE. Except for fees to Goldman, Sachs & Co., which fees will be paid by the Partners, neither the Company nor any Partner has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         3.22 CORPORATE RECORDS; COPIES OF DOCUMENTS. On or prior to the Delivery Date the Company and the Partners will have made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Agreement or in the Schedules delivered to Buyer in connection herewith.

         3.23 TRANSACTIONS WITH INTERESTED PERSONS. Neither the Company nor any partner, member, officer, supervisory employee or director of the Company or, to the knowledge of the Company and each Partner after Due Inquiry, any member of the Immediate Family of such Partner, (a) is a competitor of, or a party to any material transaction or material contract or arrangement with, the Company, or
(b) serves as an officer or director or in another similar capacity of, any competitor or Client of the Company, or any organization which has a material contract or agreement with the Company or (c) owns directly or indirectly on an individual or joint-basis, (other than in or through beneficial ownership of less than five percent (5%) of the outstanding securities of a publicly traded company), any interests in any competitor or any organization that has a material contract or agreement with the Company.

         3.24 EMPLOYEE BENEFIT PROGRAMS.

                  (a) Schedule 3.24, lists every Employee Program (as defined below) that has been maintained (as defined below) by the Company at any time during the three-year period ending on the date of this Agreement.

                  (b) Each Employee Program which is maintained by the Company and which is intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code for all time periods necessary for its intended operations. No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                  (c) The Company does not know and has no reason to know, of any failure of any party to comply with any laws applicable to the Employee Programs that have been maintained by the Company. With respect to any Employee Program maintained by the Company, there has occurred no "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to the LLC or Buyer. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

                  (d) Neither the Company nor any ERISA Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

                  (e) With respect to each Employee Program maintained by the Company within the three (3) years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been made available to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended;
(ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Sections 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three (3) most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

                  (f) For purposes of this section:

                           (i) "Employee Program" means, whether written or oral: (A) all employee benefit plans within the meaning of ERISA
         Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, termination pay arrangements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code
         Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                           (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

                           (iii) An entity is an "ERISA Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

                           (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         3.25 DIRECTORS, OFFICERS AND EMPLOYEES.

                  (a) Schedule 3.25(a) hereto contains a true and complete list of all current partners and officers of the Company. In addition, Schedule 3.25(a) hereto contains a list of all managers, employees and consultants of the Company who, individually, have received or are scheduled to receive compensation from the Company for the fiscal year ending December 31, 1997, in excess of one hundred thousand dollars ($100,000). In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

                  (b) To the knowledge of the Company and each Partner after Due Inquiry, each employee listed in Schedule 3.25(a) hereto is in good health.

                  (c) As of June 30, 1997, the Company employs the employees listed in Schedule 3.25(c) (the "Employees") (which schedule indicates which employees are full-time and part-time employees) and generally enjoys good employer-employee relationships. No consultant or other Person other than the Employees renders Investment Management Services to or on behalf of the Company or renders Brokerage Services in the name of the Company. The Company does not have any obligation, contingent or otherwise, whether written or oral, under (a) any collective bargaining or other labor agreement, (b) any retainer or consulting arrangements, or (c) any other employee or employment-related contract or non-terminable (whether with or without penalty) employment arrangement (each, together with any service or employment-related agreements or contracts disclosed in Schedules 3.15 and 3.24, an "Employment Arrangement"). The Company is not in default with respect to any material term or condition of any Employment Arrangement, including, without limitation, after the giving of notice, lapse of time or both. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of such employees, neither the Company nor Buyer would, by reason of the transactions contemplated under this Agreement or anything done prior to the Closing, be liable to any of such employees for so-called "severance pay" or any other payments except as set forth in the LLC Agreement. The Company does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices against or involving the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure that might have an adverse effect on the Company or Buyer or the conduct of their respective businesses, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. The Company has in place all employee policies required by applicable laws, rules and regulations, and there have been no violations or alleged violations of any of such policies. None of the Company or any of the Partners has received any information indicating that any of the Company's employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company is, and at all times since November 6, 1986 has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

         3.26 CODE OF ETHICS. The Company has a written policy regarding insider trading and a Code of Ethics which complies with all applicable provisions of
Section 204A of the Advisers Act a copy of which has been delivered to Buyer prior to the date hereof. All employees of the Company have executed acknowledgments that they are bound by the provisions of such Code of Ethics and insider trading policy. The policies of the Company with respect to avoiding conflicts of interest are as set forth in the Company's Code of Ethics. There have been no material violations or allegations of material violations of such Code of Ethics, insider trading policy or conflicts policy.

         3.27 CERTAIN REPRESENTATIONS AND WARRANTIES AS TO PRIVATE FUNDS.

                  (a) True, correct and complete copies of all of the current investment advisory agreements and distribution or underwriting contracts, administrative services and other services agreements, if any, and organizational and offering documents, pertaining to each of the Private Funds
(i) will have been made available to Buyer prior to the Delivery Date and (ii) are in full force and effect. Such offering materials did not, at the respective dates thereof, or at any time at which such materials were distributed or made available to investors or prospective investors, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the Private Funds is duly organized, validly existing and in good standing in the jurisdiction in which it is organized and has all requisite power and authority to conduct its business in the manner and in the places where such business is currently conducted. Each Private Fund is and, for the ten (10) years preceding the date hereof, has been engaged solely in the business of investing and reinvesting in securities. Each Private Fund is and, since its inception, has been in compliance with all Investment Laws and Regulations to the extent such laws and regulations are applicable to, or violation thereof could have a Material Adverse Effect on, such Private Fund.

                  (c) Each of the Private Funds has timely filed all Tax returns and reports (including information returns, declarations and reports) (the "Private Fund Tax Returns") required to be filed by it with any Taxing Authorities for taxable periods ending after December 31, 1990 and has paid, or withheld and paid over, all Taxes which were shown to be due on the Private Fund Tax Returns. The information contained in such Private Fund Tax Returns is true, correct and complete. With respect to each Private Fund, there are no liabilities for Taxes which have not been paid in prior periods or for which an adequate reserve for such liability does not exist. With respect to each Private Fund, no claims have been or are being asserted by any Taxing Authorities with respect to any Taxes and, to the knowledge of the Company and each Partner after Due Inquiry, there are no threatened claims for Taxes.

                  (d) The Company has made available to Buyer true, correct and complete copies of the audited financial statements, prepared in accordance with GAAP, of each of the Private Funds for the past three fiscal years (each hereinafter referred to as a "Private Fund Financial Statement"). Each of the Private Fund Financial Statements is consistent with the books and records of the applicable Private Fund, and presents fairly the consolidated financial position of such Private Funds in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective date of such Private Fund Financial Statement and the results of operations and cash flows for the respective periods indicated, except in the case of the interim financial statements which are subject to normal year-end adjustments which in the aggregate are not material. The Private Fund Financial Statements reflect and disclose all material changes in accounting principles and practices adopted by the applicable Private Fund during the periods covered by each Private Fund Financial Statement. The books of account of each of the Private Funds fairly reflect their respective transactions.

                  (e) There are no special restrictions, consent judgments or SEC orders on, or with regard to, any of the Private Funds. Since inception, each of the Private Funds has been excluded from the definition of an investment company under the Investment Company Act by virtue of Section 3(c)(1) thereof and has been duly registered and in good standing under the laws of each jurisdiction in which such qualification is necessary, except where the failure to be duly registered and in good standing would not have a Material Adverse Effect on the respective Private Fund or the Company.

                  (f) All interests of each of the Private Funds were sold pursuant to a valid and effective exemption from registration under the Securities Act and have been duly authorized and are validly issued. Each of the Private Funds' investments have been made in accordance with its respective investment policies and restrictions in effect at the time the investments were made and have been held in accordance with its respective investment policies and restrictions, to the extent applicable and in effect at the time such investments were held.

                  (g) All consent solicitation materials to be prepared for use by the Private Funds in connection with the transactions contemplated by this Agreement at the time such information is provided or used, as then amended or supplemented, in each case, will, insofar as it contains or consists of information supplied by the Company or the Partners, be accurate and complete and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (h) There is no litigation or legal (or other) action, suit, proceeding or investigation at law or in equity pending or, to the knowledge of the Company and each Partner after Due Inquiry, threatened in any court or before or by any governmental agency or instrumentality, department, commission, board, bureau or agency, or before any arbitrator, by or against any of the Private Funds. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting any of the Private Funds.

                  (i) Each Private Fund has full right, authority and power to enter into each Private Fund Management Agreement to which it is a party and to carry out the transactions contemplated thereby. Each Private Fund Management Agreement, when executed and delivered by the respective Private Fund, will constitute the valid and binding obligation of such Private Fund, enforceable in accordance with its terms. No such Private Fund Management Agreement will violate any provision of the certificate of limited partnership or the partnership agreement (or any other organizational document) of the respective Private Fund (each as amended and/or restated to date) or will result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any agreement, contract, instrument, lien, authorization, order, writ, judgment, injunction, decree or determination to which the respective Private Fund is a party, or by which any property of such respective Private Fund is bound or affected.

         3.28 CERTAIN REPRESENTATIONS AND WARRANTIES AS TO THE MUTUAL FUNDS.

                  (a) True, correct and complete copies of all of the current investment advisory agreements and distribution or underwriting contracts, plans adopted pursuant to Rule 12b-1 under the Investment Company Act or arrangements for the payment of service fees (as such term is defined in Rule 2830 of the NASD Conduct Rules), and all administrative services and other services agreements, if any (collectively, the "Mutual Fund Agreements"), pertaining to each of the Mutual Funds and in effect on the date of this Agreement (i) have been made available to Buyer prior to the date hereof and (ii) are in full force and effect. As to each Mutual Fund, there has been in full force and effect an investment advisory, sub-advisory, distribution or underwriting agreement (as applicable) at all times since the inception of such Mutual Fund, and each Mutual Fund Agreement pursuant to which the Company has received compensation respecting its activities in connection with each of the Mutual Funds was duly approved in accordance with the applicable provisions of the Investment Company Act.

                  (b) There are no special restrictions, consent judgments or SEC or judicial orders on or with regard to any of the Mutual Funds currently in effect.

                  (c) Since inception, Tweedy, Browne Fund, Inc. has been a duly registered investment company in material compliance with the Investment Company Act and the rules and regulations promulgated thereunder and duly registered or licensed and in good standing under the laws of each jurisdiction in which such qualification is necessary, except where the failure to be duly registered and in good standing will not and would not reasonably be expected to have a Material Adverse Effect on the respective Mutual Fund or the Company. Since their initial offering, shares of each of the Mutual Funds have been duly qualified for sale under the securities laws of each jurisdiction in which they have been sold or offered for sale at such time or times during which such qualification was required, and, if not so qualified, the failure to so qualify would not have a Material Adverse Effect on the respective Mutual Fund or the Company. The offering and sale of shares of each of the Mutual Funds have been registered under the Securities Act during such period or periods for which such registration is required, the related registration statement has become effective under the Securities Act, no stop order suspending the effectiveness of any such registration statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company and each Partner after Due Inquiry, are contemplated. Such registration statement under the Investment Company Act and/or the Securities Act has, at all times when such registration statement was effective, complied in all material respects with the requirements of the Investment Company Act and the Securities Act then in effect and neither such registration statement nor any amendments thereto contained at the time such registration statement became effective, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Copies of the current registration statement of Tweedy, Browne Fund, Inc. under the Investment Company Act and/or the Securities Act have been made available to Buyer. All shares of each of the Mutual Funds were sold pursuant to an effective registration statement and have been duly authorized and are validly issued, fully-paid and non-assessable. Each of the Mutual Funds' investments have been made in accordance with its investment policies and restrictions set forth in its registration statement in effect at the time the investments were made and have been held in accordance with its respective investment policies and restrictions, to the extent applicable and in effect at the time such investments were held.

                  (d) All proxy statements to be prepared for use by Tweedy, Browne Fund, Inc. in connection with the transactions contemplated by this Agreement, the written information provided by the Mutual Funds to each Board of Directors (or equivalent bodies) in connection with this Agreement or the transactions contemplated hereby at the time such information is provided and, in the case of a proxy statement, the date of the shareholder vote for which such proxy statement will be used, as then amended or supplemented, in each case, will, insofar as it contains or consists of information supplied by the Company, be accurate and complete and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) Each of the Mutual Funds has satisfied the relevant requirements of the Code for all taxable years, or parts thereof, of such Mutual Fund ending prior to the Closing as to its status as a regulated investment company as defined in Sections 851-855 of the Code. Neither the Company nor, to the knowledge of the Company and each Partner after Due Inquiry any of the Mutual Funds has received any notice or other communication relating to or affecting any Mutual Fund's compliance with any of these relevant requirements.

                  (f) Each of the Mutual Funds has timely filed all Tax returns and reports (including information returns, declarations and reports) (the "Mutual Fund Tax Returns") required to be filed by it with any Taxing Authorities and has paid, or withheld and paid over, all Taxes which were shown to be due on the Mutual Fund Tax Returns. The information contained in such Mutual Fund Tax Returns is true, correct and complete. With respect to each Mutual Fund, there are no liabilities for Taxes which have not been paid in prior periods or for which an adequate reserve for such liability does not exist. With respect to each Mutual Fund, no claims have been or are being asserted by any Taxing Authorities with respect to any Taxes and, to the knowledge of the Company and each Partner after Due Inquiry, there are no threatened claims for Taxes.

                  (g) Neither the Company, any person who is an "affiliated person" (as defined in the Investment Company Act) or any other "interested person" of the Company (as defined in the Investment Company Act), receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Mutual Funds, other than bona fide ordinary compensation as principal underwriter for any of the Mutual Funds or as broker in connection with the purchase or sale of securities in compliance with Section 17(e) of the Investment Company Act, or (ii) from any of the Mutual Funds or its security holders for other than bona fide investment advisory, administrative or other services. Accurate and complete disclosure of all such compensation arrangements has been made in the registration statement of Tweedy Browne Fund, Inc. filed under the federal securities laws.

                  (h) The Company has made available to Buyer true, correct and complete copies of the audited financial statements, prepared in accordance with GAAP, of each of the Mutual Funds for the past three fiscal years (or such shorter period as such Mutual Fund shall have been in existence), and unaudited financial statements, prepared in accordance with GAAP, of each of the Mutual Funds for the first six-months of its most recent fiscal year if the date of the Mutual Fund's fiscal year end and six-month period financial statements (each hereinafter referred to as a "Mutual Fund Financial Statement"). Each of the Mutual Fund Financial Statements is consistent with the books and records of the related Mutual Fund, and presents fairly the consolidated financial position of the related Mutual Fund in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective date of such Mutual Fund Financial Statement and the results of operations and cash flows for the respective periods indicated. The Mutual Fund Financial Statements reflect and disclose all material changes in accounting principles and practices adopted by each of the Mutual Funds during the periods covered by each Mutual Fund Financial Statement. The books of account pertaining to each of the Mutual Funds fairly reflect their respective transactions.

                  (i) There is no litigation or legal (or other) action, suit, proceeding or investigation at law or in equity pending or, to the knowledge of the Company and each Partner after Due Inquiry, threatened in any court or before or by any governmental agency or instrumentality, department, commission, board, bureau or agency, or before any arbitrator, by or against any of the Mutual Funds, or any officer or director thereof relating to the activities of the Mutual Funds, any disqualification of the Company or any Partner under
Section 9(a) of the Investment Company Act, or any event which would require the Company to give an affirmative response to any of the questions in Item 11 of the Company's Form ADV (or any similar or successor form) or under Item 7 of the Company's Form BD (or any similar or successor form). There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting any of the Mutual Funds or any officer or director thereof relating to the activities of or affecting the Mutual Funds.

                  (j) Each Mutual Fund complies, and has been maintained in compliance, in all material respects, with all applicable requirements, including all reporting and disclosure requirements, prescribed by any and all Investment Laws and Regulations and orders thereunder.

                  (k) The exhibit list in the current registration statement of Tweedy Browne Fund, Inc. includes all of the documents that would be required to be included thereon if such registration statement were being refiled.

         3.29 CERTAIN REPRESENTATIONS AND WARRANTIES AS TO THE OFFSHORE FUNDS AND OFFSHORE RELATED PARTNERSHIPS.

                  (a) True, correct and complete copies of all of the current investment advisory agreements and distribution or underwriting contracts, arrangements for the payment of service fees, and all administrative services and other services agreements, if any (collectively, the "Offshore Fund Agreements"), pertaining to each of the Offshore Funds (i) will have been made available to Buyer on or prior to the Delivery Date and (ii) are in full force and effect. As to each Offshore Fund, there has been in full force and effect an investment advisory, sub-advisory, distribution or underwriting agreement (as applicable) at all times since the inception of such Offshore Fund, and each Offshore Fund Agreement, pursuant to which the Company has received compensation respecting its activities in connection with each of the Offshore Funds was duly approved in accordance with the applicable provisions of the Investment Company Act.

                  (b) There are no special restrictions, consent judgments or orders of the SEC, the IML, the BMA or any other regulatory body under any applicable Investment Laws and Regulations on or with regard to any of the Offshore Funds or Offshore Related Partnerships currently in effect.

                  (c) Each of the Offshore Funds is duly organized, validly existing and in good standing in the jurisdiction in which it is organized and has all requisite power and authority to conduct its business in the manner and in the places where such business is currently conducted. Each Offshore Fund is and, since its inception has been, engaged solely in the business of an investment company. Each Offshore Fund and Offshore Related Partnership is and, since its inception has been, in compliance with all Investment Laws and Regulations and orders thereunder.

                  (d) All offering materials used by the Offshore Funds and all proxy or consent statements to be prepared for use by the Offshore Funds in connection with the transactions contemplated by this Agreement, the written information provided by the Company to each Board of Directors (or equivalent bodies) of the Offshore Funds in connection with this Agreement or the transactions contemplated hereby has been or will be accurate and complete and has not or will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or.

                  (e) None of the Offshore Funds is engaged in the conduct of a trade or business in the United States (within the meaning of the Code). Each Offshore Fund is a passive foreign investment company (within the meaning of the Code) and is not a controlled foreign corporation (within the meaning of the
Code). Each of the Offshore Funds has in effect a QEF election. Each of the Offshore Funds and the Related Offshore Partnerships has timely filed all Tax returns and reports (including information returns, declarations and reports) (the "Offshore Tax Returns") required to be filed by it with any Taxing Authorities and has paid, or withheld and paid over, all Taxes which were shown to be due on the Offshore Tax Returns. The information contained in such Offshore Tax Returns is true, correct and complete. With respect to each Offshore Fund and Offshore Related Partnership, there are no liabilities for Taxes which have not been paid in prior periods or for which an adequate reserve for such liability does not exist. With respect to each Offshore Fund and Offshore Related Partnership, no claims have been or are being asserted by any Taxing Authorities with respect to any Taxes and, to the knowledge of the Company and each Partner after Due Inquiry, there are no threatened claims for Taxes.

                  (f) The Company has made available to Buyer true, correct and complete copies of the audited financial statements, prepared in accordance with GAAP, of each of the Offshore Funds and Offshore Related Partnerships for the past three fiscal years (each hereinafter referred to as a "Offshore Financial Statement"). Each of the Offshore Financial Statements is consistent with the books and records of each of the Offshore Funds, and presents fairly the consolidated financial position of each of the Offshore Funds in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective date of such Offshore Financial Statements and the results of operations and cash flows for the respective periods indicated. The Offshore Financial Statements reflect and disclose all material changes in accounting principles and practices adopted by the Offshore Funds and Offshore Related Partnerships during the periods covered by each Offshore Financial Statement. The books of account of each of the Offshore Funds fairly reflect their respective transactions.

                  (g) There is no litigation or legal (or other) action, suit, proceeding or investigation at law or in equity pending or, to the knowledge of the Company and each Partner after Due Inquiry threatened in any court or before or by any governmental agency or instrumentality, department, commission, board, bureau or agency, or before any arbitrator, by or against any of the Offshore Funds, or any officer or director thereof, relating to the activities of the Offshore Funds, any disqualification of the Company an any Partner under Section 9(a) of the Investment Company Act, or any event which would require the Company to give an affirmative response to any of the questions in Item 11 of the Company's Form ADV (or any similar or successor form) or under Item 7 of the Company's Form BD (or any similar or successor form). There are no judgements, injunctions, orders or other judicial or administrative mandates outstanding against or affecting any of the Offshore Funds or any officer or director thereof, relating to the activities of or affecting the Offshore Funds.

                  (h) Each Offshore Fund complies, and has been maintained in compliance, in all material respects, with all applicable requirements, including all reporting and disclosure requirements, prescribed by any and all Investment Laws and Regulations.

                  (i) Schedule 3.29(i) contains a true, complete and correct list, as of the date hereof, of all contracts, agreements and commitments written or oral, between any Offshore Fund and any Offshore Related Partnership or by which one or more Offshore Funds and (or any of their respective properties) one or more Offshore Related Partnerships (or any of their respective properties) is bound as of the date hereof and such contracts, agreements and commitments have been previously delivered by the Company and the Partners to Buyer, and such contracts, agreements and commitments contain substantially the entire understanding between the Offshore Funds and Offshore Related Partnerships with respect to the subject matter thereof.

                  (j) Each Offshore Fund has full right, authority and power to enter into amendments to each Offshore Management Agreement to which it is a party in order to facilitate the transition contemplated by Section 5.7 of the LLC Agreement and to carry out the transactions contemplated thereby (except to the extent that certain provisions may be subject to subject to the receipt of all necessary consents or approvals and the making of any necessary filings to effect an amendment to the organizational documents of such Offshore Fund as contemplated in Section 5.15). Each Offshore Management Agreement, at the time the foregoing amendments are executed and delivered by the respective Offshore Fund, will constitute a valid and binding obligation of such Offshore Fund, enforceable in accordance with its terms (subject to the exception in the foregoing sentence). No such Offshore Management Agreement will violate any provision of the by-laws or articles of incorporation (or any other organizational document) of the respective Offshore Fund (each as amended and/or restated to date) or will result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any agreement, contract, instrument, lien, authorization, order, writ, judgment, injunction, decree or determination to which the respective Offshore Fund is a party, or by which any property of such respective Offshore Fund is bound or affected.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PARTNERS.

         As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Partner hereby makes to Buyer each of the representations and warranties set forth in this Section 4 with respect to such Partner. No Partner shall have any right of indemnity or contribution from the Company (or any other right against the Company) with respect to the breach of any representation or warranty by any Partner hereunder.

         4.1 AUTHORITY. Such Partner has full right, authority, power and capacity to enter into this Agreement and each contract or agreement specifically referenced in, or executed and delivered by or on behalf of such Partner pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each contract or agreement, specifically referenced in, or executed and delivered by such Partner pursuant to, this Agreement constitutes, or when executed and delivered will constitute, a valid and binding obligation of such Partner, enforceable against such partner in accordance with its respective terms. The execution, delivery and performance of this Agreement and each such agreement, contract, document and instrument:

                  (a) does not and will not violate any provision of any laws of the United States or any state or other jurisdiction applicable to such Partner, or require such Partner to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                  (b) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Partner is a party or by which the property of such Partner is bound or affected.

         4.2 OWNERSHIP OF LLC INTERESTS. After giving effect to the Conversion and the Closing, such Partner will be the record and beneficial owner of an interest in the LLC, free and clear of any Claims other than restrictions imposed pursuant to the LLC Agreement, in an amount set forth opposite his name in Schedule 1.1. Such interest will constitute all the interests in the LLC or rights in connection with interests in the LLC which are then held by such Person, directly or indirectly.

         4.3 FINDER'S FEE. Except for fees to Goldman, Sachs & Co., which fees will be paid by the Partners, such Partner has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         4.4 INVESTMENT ADVISORY AND BROKERAGE REPRESENTATION. Except as set forth in Schedule 4.4, such Partner does not serve as an investment adviser (within the meaning of the Advisers Act) or broker or dealer (within the meaning of Exchange Act) to, or provide, directly or indirectly, Investment Management Services or Brokerage Services to, any person or entity, other than on behalf of the Company pursuant to an agreement between the Company and a Client thereof.

         4.5 AGREEMENTS. There are no agreements, including without limitation, non-competition, trade secret or confidentiality agreements, not contained herein or disclosed in a Schedule hereto, to which such Partner is a party relating to the business of the Company or the LLC or to such Partner's rights and obligations as a partner, member, director, officer or employee of the Company.

         4.6 EMPLOYMENT DATA. Such Partner's date of birth and date of commencement of employment with the Company are both accurately reflected in
Schedule 4.6 hereto.


SECTION 5. COVENANTS OF THE COMPANY AND THE PARTNERS.

         5.1 MAKING OF COVENANTS AND AGREEMENTS. The Company and each Partner hereby makes the covenants and agreements set forth in this Section 5 and the Partners agree to cause the Company to comply with such agreements and covenants. No Partner shall have any right of indemnity or contribution from the Company (or any other right against the Company) with respect to the breach of any covenant or agreement by the Company or any Partner hereunder.

         5.2 CLIENT CONSENTS AND APPROVALS.

             (a)
                           (i) As soon as practicable after the date hereof, but in any event prior to August 9, 1997, the Company shall notify each of its Clients (excluding for these purposes the Mutual Funds, Offshore Funds and Private Funds and shareholders or partners thereof and Clients who are Clients solely with respect to Brokerage Services) of the transactions contemplated hereby and by the other agreements, documents and instruments contemplated hereby. Such notice shall be in the form of Exhibit 5.2A hereto with respect to those Clients (excluding for these purposes the Mutual Funds, Offshore Funds and Private Funds and Clients who are Clients solely with respect to Brokerage Services) whose contracts require affirmative written consent for their assignment, and in the form of Exhibit 5.2B with respect to those Clients (excluding for these purposes the Mutual Funds, Offshore Funds and Private Fund and Clients who are Clients solely with respect to Brokerage Services) whose contracts do not require affirmative written consent for their assignment (in each case, with such changes to Exhibit 5.2A and Exhibit 5.2B as may be agreed to by Buyer).

                           (ii) On or prior to September 5, 1997, the Company shall send to each Client who was sent, but who has not by such date returned, the notice in substantially the form of Exhibit 5.2A or
         Exhibit 5.2B hereto countersigned indicating approval of the transactions contemplated hereby, an additional notice in the form of
         Exhibit 5.2C (with such changes thereto as may be agreed to by Buyer).

                  (b) With respect to the Offshore Funds, the Company and the Partners shall use all commercially reasonable efforts to obtain such Consents from regulatory authorities or investors as may be necessary or appropriate and satisfactory to Buyer to permit consummation of the transactions contemplated hereby.

                  (c) With respect to the Mutual Funds, the Company and the Partners shall use all commercially reasonable efforts to cause each of the Mutual Funds to call a meeting of its shareholders to consider, and to solicit its shareholders with regard to, approval of the investment advisory agreement with the LLC contemplated under Section 8.3(b), to be in effect at and after the Closing, consistent with all of the requirements of federal securities laws applicable to such solicitation.

                  (d) With respect to the Private Funds, the Company and the Partners shall use all commercially reasonable efforts to obtain such Consents from regulatory authorities or investors as may be necessary or appropriate and satisfactory to Buyer to permit consummation of the transactions contemplated hereby.

                  (e) The Company and the Partners shall use all commercially reasonable efforts to obtain Consents from the Company's Clients in the manner contemplated by this Section 5.2.

         5.3 FILINGS AND REGULATORY AUTHORIZATIONS.

                  (a) The Company and each of the Partners will cause the Company to: (i) file, as soon as practicable after the date hereof, and in any event prior to August 22, 1997, with the SEC, a Uniform Application for Investment Adviser Registration on Form ADV to register the LLC as an investment adviser under the Advisers Act; (ii) file the appropriate applications for investment adviser registration as soon as practicable with all other jurisdictions in which the Company is registered as an investment adviser and in each other jurisdiction where it is necessary or desirable for the LLC to be registered as an investment adviser in order to conduct its business (including, without limitation, the business currently conducted by the Company) after the Conversion and the Closing; (iii) file, as soon as practicable after the date hereof, and in any event prior to August 22, 1997, with the Central Registration Depository Operated by the NASD a Uniform Application for Broker-Dealer Registration on Form BD to register the LLC as a broker-dealer under the Exchange Act; and (iv) file the appropriate applications for broker-dealer registration as soon as practicable with all other jurisdictions in which the Company is registered as a broker-dealer and in each other jurisdiction where it is necessary or desirable for the LLC to be registered as a broker-dealer in order to conduct its business (including, without limitation, the business currently conducted by the Company) after the Conversion and the Closing; provided, however, that, upon advice of counsel to the Company and Buyer, the Company and Buyer may elect to rely on successor registration provisions or the continuance of the Company's current registrations under applicable laws, in which case such successor or continuance filings shall be made as of the Closing.

                  (b) The Partners and the Company will use all commercially reasonable efforts to cause all applicable Employees to file, as soon as practicable after the date hereof, such applications for licensing, registration or qualification (i) of investment adviser representatives (within the meaning of Rule 203A-3(a) under the Advisers Act) in each jurisdiction where such applicable investment adviser representative has a place of business (within the meaning of Rule 203A-3(b) under the Advisers Act) and such licensing, registration or qualification is necessary in order to conduct the business of the Company as currently conducted and (ii) of registered representatives, principals and associated persons with the SEC, the NASD and in each jurisdiction where such licensing, registration or qualification is necessary in order to conduct the business of the Company in the manner conducted by the Company as of the date of this Agreement; provided, however, that, upon advice of counsel to the Company and Buyer, the Company and Buyer may elect to rely on successor registration provisions or the continuance of the Company's current registrations under applicable laws, in which case such successor or continuance filings shall be made as of the Closing.

                  (c) The Company and each of the Partners will use all commercially reasonable efforts to cause the Mutual Funds to prepare and file a proxy statement and related materials with respect to a meeting of the shareholders of the Mutual Funds, as contemplated by Section 5.2(c), as soon as practical following the execution of this Agreement.

                  (d) Prior to the Closing, the Partners will use all commercially reasonable efforts to (i) cause the Company to inform the IML of the transactions contemplated herein and provide the IML with a draft publication describing the transaction and (ii) obtain such additional consents and approvals as may be necessary and appropriate and satisfactory to Buyer in connection with the consummation of the transactions contemplated hereby; and as promptly as possible, but no more than seven (7) days after the Closing, the Partners shall provide to the shareholders of the Offshore Funds, a copy of the publication referred to above.

                  (e) Prior to the Closing, the Partners will use all commercially reasonable efforts to obtain such BMA approval or and/or file such notice with the BMA as may be necessary under applicable law, and/or obtain such shareholder approval as may be necessary or appropriate and satisfactory to Buyer in connection with the consummation of the transactions contemplated hereby.

                  (f) The Company and each of the Partners will cause the Company to make any additional filings necessary to obtain approvals in connection with securing for the LLC the benefits of memberships and registrations on Schedule 3.18(c).

                  (g) The Company and each of the Partners will use all commercially reasonable efforts to cause the LLC to obtain all authorizations, consents, orders and approvals of self-regulatory organizations, federal, state and local regulatory bodies and officials that may be or become necessary for their respective execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement and the other agreements, documents and instruments contemplated hereby, and for the LLC to conduct the business of the Company in the manner conducted by the Company as of the date of this Agreement.

         5.4 AUTHORIZATION FROM OTHERS. The Company and each of the Partners will use all commercially reasonable efforts to obtain all authorizations, consents, approvals, waivers and permits of others required to permit the consummation by the Partners and the Company of the transactions contemplated by this Agreement.

         5.5 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing, without the prior written consent of Buyer:

                  (a) the Company will conduct its business only in the ordinary course of business, and consistent with past policies, procedures and practices;

                  (b) the Company shall not take any action or omit to take any action if such action or omission would require the consent of Buyer as Manager Member under Section 3.1(g) of, would be prohibited under, or would be a violation of, the LLC Agreement if the LLC Agreement were in effect at the time;

                  (c) the Company will not make or incur any obligation to make a change in its Organizational Documents or authorized or issued capital or interests, except as is contemplated hereunder with respect to the Conversion and the LLC Agreement;

                  (d) the Company will not (and each Partner will cause the Company not to) declare, set aside or pay any dividend or distribution, make (or incur an obligation to make) any other distribution in respect of its capital or interests or make (or incur an obligation to make) any direct or indirect redemption, purchase or other acquisition of its stock or interests if as a result of such dividend, distribution, redemption, purchase or acquisition, the Company would be unable to satisfy the conditions set forth in Section 8.13;

                  (e) the Company will (and each Partner will cause the Company to) use all commercially reasonable efforts to prevent any change with respect to its management and supervisory personnel;

                  (f) the Company will (and each Partner will cause the Company to) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in Schedule 3.19 hereto or equivalent insurance with any substitute insurers approved in writing by Buyer;

                  (g) The Company will not (and each Partner will not and will cause the Company not to) enter into any agreement or understanding in connection with any of the matters in paragraphs (a) through (f) above.

         5.6 FINANCIAL STATEMENTS. Until the Closing, the Company will furnish Buyer with copies of unaudited monthly financial information, in such form and method of presentation as reasonably acceptable to Buyer.

         5.7 PRESERVATION OF BUSINESS AND ASSETS. Until the Closing, the Company and each of the Partners shall use all commercially reasonable efforts to: (a) preserve the current business of the Company, (b) maintain the present Clients of the Company, in each case, on terms that are at least as favorable as the terms of the agreement between the Company and the relevant Client as in effect on the date hereof, (c) preserve the goodwill of the Company, and (d) preserve any Licenses required for, or useful in connection with, the business of the Company (including without limitation all investment adviser and broker-dealer registrations and all memberships or similar privileges in exchanges or self-regulatory organizations). In addition, none of the Partners shall take any material action not in the ordinary course of business relating to the Company or which might have a material effect on the transactions contemplated hereby, without the prior consent of Buyer.

         5.8 ACCESS. The Company shall afford to Buyer and its representatives and agents free access, during normal business hours and with reasonable notice, to the properties and records of the Company in order that Buyer may have full opportunity to make such investigation as it shall desire for purposes consistent with this Agreement. The Company shall afford, or use all commercially reasonable efforts to cause to be afforded, to Buyer and its representatives and agents free access, during normal business hours and with reasonable notice, to the properties and records of the Private Funds, the Mutual Funds, the Offshore Funds and the Offshore Related Partnerships in order that Buyer may have full opportunity to make such investigation as it shall desire for purposes consistent with this Agreement.

         5.9 CONSUMMATION OF AGREEMENT. The Company and each of the Partners shall use all commercially reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by each of them under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. During the period from the date of this Agreement and continuing through the Closing, except as required by applicable law or with the prior written consent of Buyer, neither the Company nor any of the Partners shall take any action which, or fail to take any action the failure of which to be taken, would, or could reasonably be expected to: (a) result in any of the representations and warranties of the Partners set forth in this Agreement being or becoming untrue in any respect that would cause Section 8.2 not to be satisfied; (b) result in any conditions to the Closing set forth in Section 8 not being satisfied; or (c) result in a material violation of any provision of this Agreement.

         5.10 COOPERATION OF THE COMPANY AND PARTNERS. The Company and each of the Partners shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the preparation of Schedules and due diligence investigations contemplated in Section 1.7 hereof and the consummation of the transactions contemplated hereby and the preparation and filing of a registration statement or statements (including any supplements or amendments thereto) with respect to Buyer or securities issued or to be issued by Buyer.) Each Partner shall cooperate with Buyer in causing the Company to make an election under Section 754 of the Code with respect to its taxable year ended on the date of the Closing.

         5.11 NO SOLICITATION OF OTHER OFFERS. Until the termination of this Agreement pursuant to Section 10.1, none of the Company, any of the Partners, or any of their representatives will, directly or indirectly, solicit, encourage, assist, initiate discussions or engage in negotiations with, provide any information to, or enter into any agreement or transaction with, any person, other than Buyer, relating to the possible acquisition of any equity interests of the Company, or any of the assets of the Company.

         5.12 CONFIDENTIALITY. The Company and the Partners agree that, unless and until the Closing has been consummated, each of the Company, the Partners and their officers, partners, members, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to the Company or the Partners by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, the Company and the Partners will return, and cause their respective officers, directors, members, agents and representatives to return, to Buyer (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Company or the Partners (and their officers, directors, members, agents and representatives) in connection with the transaction.

         5.13 POLICIES AND PROCEDURES. The Company and the Partners shall, and shall cause the Employees of the Company to, cooperate with and assist in such compliance audits and regulatory reviews as may reasonably be requested by Buyer.

         5.14 NOTIFICATION OF CERTAIN MATTERS. The Partners shall give prompt notice to Buyer of (a) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of their representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, and (b) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         5.15 AMENDMENT OF OFFSHORE FUND ORGANIZATIONAL DOCUMENTS. As promptly as practicable (which may be following the Closing), the Company and the Partners shall use all commercially reasonable efforts to cause each Offshore Fund to amend its organizational documents (and obtain all necessary consents and approvals in connection therewith) to permit the modification of the formulas for determination and payment of the Performance Increment thereunder as, when and to the extent contemplated by the Offshore Management Agreements and Section 5.7 of the LLC Agreement.

         5.16 NON-SOLICITATION/NON-DISCLOSURE AGREEMENTS. Each Partner shall use all commercially reasonable efforts to cause (a) Robert Q. Wyckoff, Jr. and Thomas Shrager to enter into a Non-Solicitation/Non-Disclosure Agreement with the Company in the form attached hereto as Exhibit 5.16, (each, a "Non-Solicitation Agreement" and collectively, the "Non-Solicitation Agreements") and (b) each such Non-Solicitation Agreement to be in full force and effect for the benefit of the LLC at the Closing.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF BUYER.

         6.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to the Company and the Partners to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Company and the Partners contained in this Section 6.

         6.2 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         6.3 AUTHORITY OF BUYER. Buyer has full right, authority and power to enter into this Agreement, the LLC Agreement, and each other contract or agreement specifically referenced in, or to be executed and delivered by Buyer pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement, the LLC Agreement and each such other contract or agreement have been duly authorized by all necessary corporate action of Buyer and no other corporate action on the part of Buyer is required in connection therewith. This Agreement, the LLC Agreement and each other contract or agreement specifically referenced in, or executed and delivered by Buyer pursuant to, this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms. The execution, delivery and performance by Buyer of this Agreement, the LLC Agreement and each such other contract or agreement:

                  (a) does not violate any provision of the Certificate of Incorporation or By-laws of Buyer, each as amended to date;

                  (b) does not violate any laws of the United States or of any state or any other jurisdiction applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

                  (c) does not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Buyer is a party or by which any property of Buyer is bound or affected and which is material to the business and financial condition of Buyer and its affiliated organizations on a consolidated basis.

         6.4 LITIGATION. There is no litigation pending or, to its knowledge after Due Inquiry, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         6.5 FINDER'S FEE. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         6.6 INVESTMENT INTENT. The Purchased LLC Interest will be acquired by Buyer for investment for Buyer's own account, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer represents and warrants that it is an "accredited investor" within the meaning of Rule 501 promulgated by the SEC under the Securities Act.

         6.7 FINANCIAL STATEMENTS. Buyer has delivered to the Company the following financial statements, copies of which are attached hereto as Schedule 6.7:

                  (a) Audited balance sheets of Buyer at December 31, 1994, December 31, 1995 and December 31, 1996, and unaudited statements of income, retained earnings and cash flows for each of the three (3) years then ended.

                  (b) All of the foregoing financial statements have been prepared in accordance with GAAP using the accrual method of accounting, applied consistently during the periods covered thereby are complete and correct to the knowledge of Buyer after Due Inquiry, and present fairly the financial condition of Buyer at the dates of such statements and the results of its operations for the periods covered thereby (except that Buyer's unaudited financial statements do not include footnote disclosure or year-end adjustments).

         6.8 COMPLIANCE WITH LAWS. Buyer and each of its Controlled Affiliates is, and at all times has been, in material compliance with all laws and governmental rules and regulations, domestic or foreign to the extent applicable to the activities of Buyer or such Controlled Affiliate, including, without limitation: the Advisers Act, the Investment Company Act, the Exchange Act, ERISA, the Commodity Exchange Act and the Securities Act and the regulations promulgated under each of them, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on Buyer and its Controlled Affiliates taken as a whole.


SECTION 7. COVENANTS OF BUYER.

         7.1 MAKING OF COVENANTS AND AGREEMENT. Buyer hereby makes the covenants and agreements set forth in this Section 7.

         7.2 CONFIDENTIALITY. Buyer agrees that, unless and until the Closing has been consummated, each of Buyer and its officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from the Company or the Partners with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby and except for disclosures to Buyer's lenders and other financing sources and except to the extent necessary or appropriate in connection with the preparation and filing with the SEC of a registration statement or statements (including any supplements or amendments thereto) with respect to Buyer or securities issued or to be issued by Buyer. Information generally known in the Company's industry or which has been disclosed to Buyer by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, Buyer will return, and will cause its officers, directors, agents and representatives to return, to the Company (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Buyer (and its officers, directors, agents and representatives) in connection with the transaction.

         7.3 CONSUMMATION OF AGREEMENT. Buyer shall use all commercially reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by each of them under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. During the period from the date of this Agreement and continuing through the Closing, except as required by applicable law or with the prior written consent of the Company, Buyer shall not take any action which, or fail to take any action the failure of which to be taken, would, or could reasonably be expected to: (a) result in any of the representations and warranties of the Company set forth in this Agreement being or becoming untrue in any respect that would cause
Section 9.2 not to be satisfied; (b) result in any conditions to the Closing set forth in Section 9 not being satisfied; or (c) result in a material violation of any provision of this Agreement.

         7.4 COOPERATION OF BUYER. Buyer shall cooperate with all reasonable requests of the Company and the Company's counsel in connection with the consummation of the transactions contemplated hereby.

         7.5 NOTIFICATION OF CERTAIN MATTERS. Buyers shall give prompt notice to Partners of (a) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of their representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, and (b) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

SECTION 8. CONDITIONS TO THE OBLIGATIONS OF BUYER.

         The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment (or waiver by Buyer), prior to or at the Closing, of the following conditions precedent:

         8.1 LITIGATION; NO OPPOSITION. No judgment, injunction, order or decree enjoining or prohibiting any of Buyer, the Company or any of the Partners or other parties to this Agreement or any of the agreements, documents and instruments contemplated hereby, from consummating the transactions contemplated hereby or thereby, shall have been entered and no suit, action or proceeding shall be pending or threatened at any time prior to or on the date of the Closing before or by any court or governmental body seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or any of the agreements, documents and instruments contemplated hereby, or the consummation of the transactions contemplated hereby or thereby or which could be expected to have an adverse effect on the LLC or Buyer.

         8.2 REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  (a) Each of the representations and warranties of each of the Partners (or made by any person authorized by them to make representations on their behalf) contained in this Agreement and in any Schedule or Exhibit attached hereto and in each other contract, agreement, or certificate contemplated hereby shall be true, correct and complete (i) in all material respects as of the date of this Agreement and (ii) in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of or are limited to an earlier date); provided, however, that solely for purposes of determining the satisfaction of the conditions contained in this Section 8.2(a) and not for purposes of determining liability under Section 12 hereof or otherwise, no effect shall be given to any exception in such representations and warranties relating to knowledge, materiality, or a Material Adverse Effect, and such representations and warranties shall be deemed to be true, correct and complete in all material respects only if the failure or failures of such representations and warranties to be so true, correct and complete without regard to knowledge, materiality, and Material Adverse Effect exceptions do not represent in the aggregate a Material Adverse Effect on the Company or Buyer, and except that:

                           (i) the representations of Sections 3.2(a) and 3.3(b) shall be made as of the time immediately prior to the Conversion, instead of as of the Closing;

                           (ii) the representations in Section 3.7 shall also be made with respect to assets under management and contracts as of a date which is no more than ten (10) days prior to the Closing, instead of being made with respect to assets under management and contracts as of the date of the Closing;

                           (iii) as contemplated by the definition of "Company," all representations made with respect to the Company as of the date of this Agreement (except the representations in Sections 3.2(a) or 3.3(b)) shall be made at the Closing with respect to the LLC as the continuation by Conversion of the Company.

Each and all of the agreements, covenants, obligations and conditions to be performed, complied with or satisfied by the Company (including without limitation by the LLC as the continuation by conversion of the Company) and each of the Partners hereunder and under the other contracts and agreements contemplated hereby at or prior to the Closing shall have been duly performed, complied with or satisfied.

                  (b) Each of the Partners shall represent to Buyer that each of the following representations and warranties is true, correct and complete in all material respects upon effectiveness of the Conversion and at the Closing (or immediately prior to the Closing, if so specified below); provided, however, that solely for purposes of determining the satisfaction of the conditions contained in this Section 8.2(b) and not for purposes of determining liability under Section 12 hereof or otherwise, no effect shall be given to any exception in such representations and warranties relating to knowledge, materiality, or a Material Adverse Effect, and such representations and warranties shall be deemed to be true, correct and complete in all material respects only if the failure or failures of such representations and warranties to be so true, correct and complete without regard to knowledge, materiality, and Material Adverse Effect exceptions do not represent in the aggregate a Material Adverse Effect on the Company or Buyer.

                           (i) The LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority under the Delaware Act and the LLC Agreement to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted or proposed to be conducted. The copies of the LLC Agreement, certified by the Secretary of the LLC, and of the Certificate of Conversion and Certificate of Formation, certified by the Secretary of State of the State of Delaware, delivered at the Closing are complete and correct, and no amendments thereto are pending.

                           (ii) All contracts described in Schedule 3.6(a),
         Schedule 3.7, and Schedule 3.15 remain valid and effective in accordance with their respective terms (except, with respect to contracts set forth in Schedule 3.7 as to which Consent has not been provided) with the LLC having succeeded to all the obligations of the Company thereunder, and the LLC is entitled to all rights and remedies thereunder to which the Company is entitled on the date of this Agreement, or such contract has been replaced by a Comparable Contract.

                           (iii) The LLC has all Licenses required from self-regulatory bodies and from foreign, federal, state or local authorities in order for the LLC to conduct the business being conducted by the Company immediately prior to the Conversion, except to the extent failure to be so licensed or qualified would not have a Material Adverse Effect on the Company. Neither the Company nor the LLC is subject to any limitation imposed in connection with one or more of the Licenses which could have a Material Adverse Effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company, the LLC or Buyer.

                           (iv) Each insurance policy or bond listed in Schedule
         3.19 or equivalent policies or bonds are in full force and effect, with the LLC as the sole owner and beneficiary of each such policy and bond.

                           (v) All proxy statements to be prepared for use by Tweedy, Browne Fund, Inc. in connection with the transactions contemplated by this Agreement, the written information provided by the Mutual Funds to each Board of Directors in connection with this Agreement or the transactions contemplated hereby at the time such information was provided and, in the case of a proxy statement, the date of the shareholder vote for which such proxy statement was used, as then amended or supplemented, in each case, insofar as it contains or consists of information supplied by the Company, has been accurate and complete and has not contained any untrue statement of a material fact, or omitted to state any material fact (a) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (b) necessary to correct any statement in any earlier communication that had become false or misleading.

                           (vi) All offering materials used by the Offshore Funds and all proxy or consent statements to prepared for use by the Offshore Funds in connection with the transactions contemplated by this Agreement, the written information provided by the Company to each Board of Directors (or equivalent bodies) of the Offshore Funds in connection with this Agreement or the transactions contemplated hereby has been accurate and complete and has not contained any untrue statement of a material fact, or omitted to state any material fact (a) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (b) necessary to correct any statement in any earlier communication that had become false or misleading.

                  (c) Each of the Partners shall represent to Buyer that each of the following representations is true and correct in all material respects:

                           (i) Upon effectiveness of the Conversion and immediately prior to the Closing, the Partners are the sole members of the LLC. After giving effect to the Conversion and the Closing, the capitalization of the LLC is as set forth in Schedule 8.2 hereto (with respect to both capital and profits interests), with all such interests owned beneficially and of record by the entities and in the amounts indicated in such Schedule 8.2 in each case, free and clear of any Claims (other than restrictions imposed pursuant to the LLC Agreement). After giving effect to the Conversion and the Closing, all outstanding interests in the LLC have been duly authorized and issued under the LLC Agreement and are fully paid and (except, as to the Non-Manager Members, in connection with the Offshore Fund Adjustment and, as to all Members, in connection with the establishment of reserves in accordance with the provisions of the LLC Agreement) non-assessable. After giving effect to the Conversion and the Closing, Buyer is the sole Manager Member (as such term is defined in the LLC Agreement) and manager (as such term is defined in the Delaware Act) of the LLC, and Buyer will have good title to its interest in the LLC, as shown in Schedule 8.2. Except as set forth in this Agreement or in the LLC Agreement, there are no rights, commitments, agreements or understandings obligating or which might obligate the LLC, the Company, any of the Partners or, to the knowledge of the Company and each Partner, any other Person, to issue, transfer, sell or redeem any securities or interests in the LLC. Each Partner will be or is the record and beneficial owner of the interests in the LLC shown as owned by it in Schedule 8.2 hereof, in each case free and clear of any Claims other than restrictions imposed pursuant to the LLC Agreement. The interests in the LLC shown as owned by each Partner in Schedule 8.2 hereof constitute all the interests in the LLC or rights in connection with interests in the LLC which are held by such Person, directly or indirectly; and

                           (ii) All of the accounts receivable of the Company included in the Company's net worth or working capital for purposes of
         Section 8.13 of this Agreement are enforceable and any reserves for noncollectibility included in such net worth or working capital are adequate under the requirements of GAAP.

                  (d) Each Partner shall have furnished Buyer with a certificate dated as of the date of the Closing to the foregoing effect.


         8.3 CLIENT CONSENTS AND APPROVALS.

                  (a) Clients of the Company whose advisory agreements provide for the payment of fees constituting Gross Revenues calculated as of August 31, 1997 under Section 1.2(d) equal to at least ninety percent (90%) of Gross Revenues calculated as of June 30, 1997 shall have Consented to the transactions contemplated hereby, and advisory agreements which represent at least ninety percent (90%) of the Gross Revenues calculated as of June 30, 1997 shall survive the Conversion and the Closing and then be in full force and effect (or be replaced by Comparable Contracts which are then in full force and effect).

                  (b) The Company shall have obtained Consent from each Mutual Fund.

                  (c) At the Closing, the Company shall deliver a certificate representing that Schedule 1.2 hereto is true, complete and correct and certifying as to the calculation of the LLC Interest Purchase Price pursuant to
Section 1.2 and compliance with the foregoing, which certificate shall include the calculation of compliance, including a list in the form of Schedule 3.7 of all investment management or advisory contracts as of the date of calculation, including all the categories of information set forth in Schedule 3.7.

         8.4 REGISTRATION AS AN INVESTMENT ADVISER AND REGISTRATION OF INVESTMENT ADVISER REPRESENTATIVES.

                  (a) The LLC shall be registered as an investment adviser under the Advisers Act and the rules and regulations promulgated thereunder, and under the laws of each state where such a registration may be necessary to enable the LLC, after giving effect to the Conversion and the Closing, to conduct the business of the Company in the manner conducted by the Company as of the date of this Agreement.

                  (b) All applicable Employees shall be registered as investment adviser representatives of the LLC under the laws of each state where such a registration may be necessary or desirable (in the opinion of Buyer) to enable the LLC, after giving effect to the Conversion and the Closing, to conduct the business of the Company in the manner conducted by the Company as of the date of this Agreement.

         8.5 REGISTRATION AS A BROKER-DEALER AND REGISTRATION OF REGISTERED REPRESENTATIVES.

                  (a) The LLC and its Employees shall hold all of the Licenses held by the Company and its Employees as of the date of this Agreement. The LLC shall be registered as a broker-dealer under the Exchange Act and the rules and regulations promulgated thereunder, and under the laws of each state, and shall have such related Licenses as may be necessary to enable the LLC, after giving effect to the Conversion and the Closing, to conduct the business of the Company in the manner conducted by the Company as of the date of this Agreement.

                  (b) All applicable Employees shall be registered representatives (within the meaning of the Exchange Act) of the LLC under the Exchange Act and the laws of each state and shall have such related Licenses as may be necessary to enable the LLC, after giving effect to the Conversion and the Closing, to conduct the business of the Company in the manner conducted by the Company as of the date of this Agreement.

         8.6 OTHER APPROVALS. Except as otherwise specifically contemplated hereby, all actions by or in respect of, or filings with or approvals of, any self-regulatory organization, governmental body, agency, or official or authority required to permit the consummation of the transactions contemplated hereby so that after the Conversion and the Closing, the LLC shall be able to carry on the business presently being conducted by the Company, in the manner now conducted by the Company, shall have been taken, made or obtained, and any and all other material permits, approvals, consents or other actions necessary to consummate the transactions hereunder shall have been received or taken, and none of such permits, approvals or consents shall contain any provisions which, in the reasonable judgment of Buyer, are unduly burdensome.

         8.7 CONVERSION. (a) The Conversion shall have occurred and (b) such additional documents and instruments of transfer or conversion as Buyer shall reasonably deem necessary in connection therewith, shall have been executed, delivered and performed.

         8.8 LLC AGREEMENT. Each Partner who is receiving interests in the LLC shall have executed and delivered the LLC Agreement in substantially the form attached hereto as Exhibit 2.2, with such changes therein as the Company and Buyer may agree, upon advice of their respective counsel.

         8.9 EMPLOYMENT AGREEMENTS. Each Partner (other than Clark) shall have entered into an Employment Agreement with the Company in the form and substance materially consistent with Exhibit 8.9 hereto (each, an "Employment Agreement" and collectively the "Employment Agreements"), and each such Employment Agreement shall be in full force and effect for the benefit of the LLC at the Closing.

         8.10 INTENTIONALLY OMITTED.

         8.11 AGREEMENTS WITH RESPECT TO PRIVATE FUNDS. Each Private Fund shall have entered into an investment advisory agreement in form and substance reasonably satisfactory to the

Company and Buyer pursuant to which the Company shall provide investment advisory services to such Private Fund, in consideration of a fee in the amount of one and one half percent (1.5%) per annum of the net asset value of such Private Fund on each valuation date (the "Private Fund Management Agreements"), and each Private Fund Management Agreement shall be in full force in effect for the benefit of the LLC upon the Conversion and at the Closing (having been approved by all necessary consents or approvals and after the making of any necessary filings).

         8.12 AGREEMENTS WITH RESPECT TO OFFSHORE FUNDS. The Partners and the managers or general partners of each Offshore Fund shall have entered into an amendment to the existing management agreements in form and substance reasonably satisfactory to the Company and Buyer pursuant to which the Company shall provide investment advisory services to such Offshore Fund, in consideration of a base fee in the amount of one half of one percent (0.5) per annum of the net asset value of such Offshore Fund on each valuation date and an additional payment, which shall initially be zero, but shall increase, subject to the receipt of all necessary consents or approvals and the making of any necessary filings to effect an amendment to the organizational documents of such Offshore Fund as contemplated in Section 5.15, under certain circumstances contemplated in the LLC Agreement to provide that the Performance Increment Accruals to Manager Shares shall be reduced and the amount of such reduction paid to the LLC (the "Offshore Management Agreements"), and each such Offshore Management Agreement shall be in full force and effect (subject to the foregoing consents, approvals and filings) for the benefit of the LLC upon the Conversion and at the Closing.

         8.13 CAPITALIZATION, NET WORTH AND WORKING CAPITAL OF THE LLC. Immediately prior to the Closing, but after giving effect to the Conversion and taking into account all transaction costs incurred by the Company or the LLC in performing this Agreement which are not reimbursed by other Persons, the LLC shall have a tangible net worth of at least one million seven hundred thousand dollars ($1,700,000), working capital (defined as current assets less current liabilities) of at least eight hundred thousand dollars ($800,000) and cash on hand of at least one hundred seventy five thousand dollars ($175,000) (all as determined in accordance with GAAP using the accrual method of accounting, consistently applied), or such greater net worth, working capital or amount of cash on hand as shall be necessary for the operation of the business of the LLC consistent with past practices of the Company and applicable Investment Laws and Regulations, including, without limitation, the net capital requirement applicable to the Company as a registered broker-dealer.

         8.14 DELIVERY. Each of the Company and the Partners shall have executed (where applicable) and delivered to Buyer (or shall have caused to be executed and delivered to Buyer by the appropriate person) the following:

                  (a) a copy of the Certificate of Conversion certified by the Secretary of State of the State of Delaware, a copy of the Certificate of Formation certified by the Secretary of State of the State of Delaware and all such other documents of transfer and conversion as Buyer may reasonably require in connection therewith;

                  (b) a certificate issued by the appropriate Secretary of State of each state in which, after giving effect to the Conversion, the LLC does business certifying that the LLC, as applicable, is in good standing in such state as of the most recent practicable date;

                  (c) true and correct copies of each of the agreements, documents and instruments contemplated hereby (including, without limitation, the LLC Agreement), and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith;

                  (d) for each of the Partners of the Company (other than Clark), evidence that such person has had a physical examination within ninety
(90) days prior to the Closing, including a letter from a licensed physician familiar with such person's health indicating that such person is in good health at such date;

                  (e) a certificate of the Secretary of the LLC, certifying that the Certificate of Conversion, Certificate of Formation and LLC Agreement in paragraphs (a) and (c) above are in full force and effect and have not been amended or modified, and that the officers of the LLC are those persons named in the certificate;

                  (f) an opinion from counsel to the Company and the Partners, in form and substance reasonably satisfactory to Buyer and its counsel;

                  (g) a release of the LLC from all liabilities other than those arising out of the transactions or agreements contemplated hereby, from each of the Partners in the form attached hereto as Exhibit 8.14(g); and

                  (h) such other certificates and documents as are required hereby or are reasonably requested by Buyer, which certificates and documents are hereby deemed to be referenced in this Agreement.

         8.15 ESCROW AGREEMENT. Each Partner shall have entered into an Escrow Agreement with Buyer and an escrow agent reasonably acceptable to the Partners and Buyer (it being agreed that The Chase Manhattan Bank is acceptable) providing for the establishment of an escrow fund in the initial aggregate amount for all Partners of ********** dollars ($**), to be held for a period of two (2) years plus the pendency of any claims for indemnification of any Buyer Indemnified Parties asserted under Section 12 of this Agreement on or prior to the Indemnification Cut-Off Date, which agreement shall be in form and substance reasonably acceptable to the Partners, Buyer and such escrow agent and shall be in full force and effect. It is contemplated that the escrow fund will initially constitute cash and cash equivalents and that, under the Escrow Agreement, the Partners shall have the authority to cause the escrow fund to be invested in high grade fixed-income securities or in investment accounts or products made available by the LLC.

         8.16 EVIDENCE OF INSURABILITY. Buyer shall have received such evidence as it shall deem necessary or appropriate as to the insurability of each of the Persons listed in Schedule 3.25(b) hereto as and in amounts contemplated by the LLC Agreement with respect to both key-man life insurance and disability insurance policies.

         8.17 INSURANCE POLICIES. Each of the Company and the LLC shall have in place insurance policies (a) with respect to the Company, covering liabilities of directors and officers, in such amounts as previously disclosed to Buyer; (b) with respect to the LLC, covering errors and omissions and other liabilities of managers and officers, in such amounts as the Company and Buyer shall have previously agreed; and (c) with respect to the LLC, as contemplated by Section 3.19.

         8.18 MATERIAL ADVERSE CHANGE. There shall have been no event or condition or events or conditions, which, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the condition (financial or otherwise), properties, assets, liabilities, business operations or prospects of the LLC, and Buyer shall be provided with a certificate from the President of the LLC to that effect at the Closing.


SECTION 9. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE PARTNERS.

         The obligation of the Company and the Partners to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment (or waiver by the Company), prior to or at the Closing, of the following conditions precedent:

         9.1 NO LITIGATION; NO OPPOSITION. No judgment, injunction, order or decree enjoining or prohibiting any of Buyer or the Company or any of the Partners or other parties to this Agreement or any of the agreements, documents and instruments contemplated hereby, from consummating the transactions contemplated hereby, or thereby shall have been entered and no suit, action or proceeding shall be pending or threatened on the date of Closing before or by any court or governmental body seeking to restrain or prohibit the execution and delivery of this Agreement or any of the agreements, documents or instruments contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

         9.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of Buyer (or made by any Person authorized by it to make representations on its behalf) contained in this Agreement and in any Schedule or Exhibit attached hereto and in each other contract, agreement, or certificate contemplated hereby shall be true, correct and complete (a) in all material respects as of the date of this Agreement and (b) in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of or are limited to an earlier date); provided, however, that solely for purposes of determining the satisfaction of the condition contained in this Section 9.2(b) and not for purposes of determining liability under Section 12 hereof or otherwise, no effect shall be given to any exception in such representations and warranties relating to knowledge, materiality, or a Material Adverse Effect, and such representations and warranties shall be deemed to be true, correct and complete in all material respects only if the failure or failures of such representations and warranties to be so true, correct and complete without regard to knowledge, materiality, and Material Adverse Effect exceptions do not represent in the aggregate a Material Adverse Effect. Each and all of the agreements, covenants, obligations and conditions to be performed, complied with or satisfied by Buyer hereunder and under the other contracts and agreements contemplated hereby at or prior to the Closing shall have been duly performed, complied with or satisfied. Buyer shall have furnished the Partners with a certificate dated as of the date of the Closing to the foregoing effect.

         9.3 CLIENT CONSENT AND APPROVALS. The conditions set forth in Section
8.3 through 8.7 shall have been satisfied.

         9.4 DELIVERY. Buyer shall have executed and delivered to the Company and the Partners, the following:

                  (a) certified copies of resolutions of the board of directors of Buyer authorizing the execution of this Agreement and each of the other agreements, documents or instruments contemplated hereby to which Buyer is a party;

                  (b) a copy of the Certificate of Incorporation and By-laws of Buyer which, in the case of the Certificate of Incorporation is certified as of a recent date by the Secretary of State of the State of Delaware;

                  (c) a certificate issued by the Secretary of State of the State of Delaware certifying that Buyer is validly existing and in good standing in Delaware as of the most recent practicable date;

                  (d) true and correct copies of each of the agreements, documents and instruments contemplated hereby (including, without limitation, the LLC Agreement) to which Buyer is a party, and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith by Buyer;

                  (e) a certificate of the Secretary of Buyer certifying that the resolutions, Certificate of Incorporation and By-laws in paragraphs (a) and
(b) above are in full force and effect and have not been amended or modified, and that the officers of Buyer are those persons named in the certificate; and

                  (f) an opinion from Goodwin, Procter & Hoar LLP in substantially the form of Exhibit 9.4(f) hereto.

SECTION 10. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

         10.1 TERMINATION. At any time prior to the Closing, this Agreement may be terminated as follows:

                  (a) by mutual written consent of Buyer and the Company;

                  (b) by Buyer, pursuant to written notice by Buyer to the Company and the Partners, if any of the conditions set forth in Section 8 of this Agreement have not been satisfied at or prior to October 31, 1997, or if it has become reasonably and objectively certain that any of such conditions will not be satisfied at or prior to October 31, 1997, such written notice to set forth such conditions which have not been or will not be so satisfied;

                  (c) by the Company, pursuant to written notice by the Company to Buyer, if any of the conditions set forth in Section 9 of this Agreement have not been satisfied at or prior to October 31, 1997, or if it has become reasonably and objectively certain that any of such conditions will not be satisfied at or prior to October 31, 1997, such written notice to set forth such conditions which have not been or will not be so satisfied; provided, however, that if any of the conditions set forth in Section 8 or Section 9 of this Agreement are not satisfied for any reason other than material breach of this Agreement by Buyer, then the termination right set forth in this Section 10.1(c) shall be suspended, and may not be exercised, until December 15, 1997; and

                  (d) ********** [This subparagraph has been omitted pursuant to the confidential treatment request referred to on the cover page hereto. The contents of this subparagraph have been filed separately with the Commission.]

         Notwithstanding the foregoing Sections 10.1(b) and (c), a party who is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to
Section 10.1(b) or (c), as the case may be.

         10.2 EFFECT OF TERMINATION. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 10.1; provided, however, that (a) the provisions of this Section 10 and Sections 5.12, 7.2 and 14 hereof shall survive any termination of this Agreement; (b) nothing in this Section
10.2 shall relieve any party from any liability for an error or omission in any of its representations or warranties contained herein or a failure to comply with any of its covenants, conditions or agreements contained herein, and (c) any party may proceed as further set forth in Section 10.3 below.

         10.3 RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 8 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 9 hereof have not been satisfied, the Partners shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

SECTION 11. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

         11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit or certificate delivered by any party to any other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing until the second anniversary of the date of the Closing, except for the representations and warranties made in Section 3.9 and each other representation with respect to Taxes applicable to the Company or Tax related matters of the Company (but only to the extent so related), which shall survive until the expiration of the applicable statute of limitations, if any. The expiration of any representation or warranty shall not affect any claim made prior to the date of such expiration. All covenants herein not fully performed shall survive the Closing and continue thereafter until fully performed. Any investigation, audit or other examination that may have been made or may be made at any time by or on behalf of the party to whom any such representation or warranty is made shall not limit or diminish such representations and warranties, and the parties may rely on the representations and warranties set forth in this Agreement irrespective of any information obtained by them by any investigation, audit or examination or otherwise.

         11.2 REGULATORY FILINGS. Each of the Partners, the LLC and Buyer will cooperate to enable Buyer and the LLC to make any and all regulatory filings required by them with respect to the LLC or the transactions contemplated hereby (including, by way of example and not of limitation, the filing of tax returns).

         11.3 COVENANTS WITH RESPECT TO SECTION 15(f) OF THE INVESTMENT COMPANY ACT.

                  (a) In accordance with Section 15(f) of the Investment Company Act (i) for a period of three (3) years after the Closing, Buyer shall not cause, and shall use all commercially reasonable efforts not to permit, any "interested person" (as such term is defined in the Investment Company Act) of Buyer or the LLC to become or to continue as a member of the Board of Directors of the Mutual Funds unless, taking into account such interested person, at least seventy-five percent (75%) of the members of such Board of Directors are not interested persons of Buyer or the LLC and (ii) for a period of two (2) years following the Closing, Buyer will not engage in or cause, and will use all commercially reasonable efforts to prevent its Affiliates from engaging in or causing, any act, practice or arrangement that imposes an unfair burden on the Mutual Funds within the meaning of Section 15(f).

                  (b) In accordance with Section 15(f) of the Investment Company Act (i) for a period of three (3) years after the effectiveness of the Closing Date, the Partners and the LLC shall not cause, and shall use all commercially reasonable efforts to cooperate with reasonable requests made by Buyer so as not to permit, any "interested person" (as such term is defined in the Investment Company Act) of Buyer, the Partners or the LLC to become or to continue as a member of the Board of Directors of the Mutual Funds, and (ii) for a period of two (2) years following the Closing, the Partners and the LLC will not engage in or cause, and will use all commercially reasonable efforts to prevent their respective Affiliates from engaging in or causing, any act, practice or arrangement that imposes an unfair burden on the Mutual Funds within the meaning of Section 15(f), or if the Partners or the LLC and/or any of their respective Affiliates or the Mutual Funds shall have obtained an order from the SEC providing an exemption from the provisions of Section 15(f) or an opinion of counsel based on judicial precedents under applicable federal law with respect to the meaning of
Section 15(f), which opinion is reasonably satisfactory in form and substance to the Board of Directors of the Mutual Funds, then this Agreement shall be deemed to be modified to the extent necessary to permit the Partners, the LLC and their Affiliates to act in a manner consistent with such exemptive order or legal opinion.

         11.4 AGREEMENT OF CERTAIN PARTNERS. Effective for all periods on and after the Closing, the Partners hereby amend the Agreement dated April 11, 1994 between Christopher H. Browne, William H. Browne, John D. Spears as "Continuing Partners" and James M. Clark, Jr. in the following respects: (i) the first sentence of paragraph 4 of the recitals thereto is deleted, and the second sentence of such paragraph 4 is amended to add the words ", other than Affiliated Managers Group, Inc., a Delaware corporation, and its successors and assigns ("AMG")," immediately after the words "any other person"; (ii) the first sentence of Section 2 thereof is amended to state that "The Continuing Partners undertake to cause to be allocated to Clark with respect to the Covered Period an amount equal to the sum of (A) the amounts allocable to him pursuant to
Article IV of the Limited Liability Company Agreement of Tweedy, Browne Company LLC, dated as of the Closing Date, by and among AMG, the Continuing Partners, Clark and one or more of Thomas Shrager and Robert Q. Wyckoff, Jr., as amended from time to time (the "LLC Agreement"), it being understood that Clark's interest in Tweedy Browne and the Existing Partnerships listed in Exhibit C shall be diluted pro rata with the Continuing Partners by the interests of AMG and by interests and/or amounts (not in excess, for any one person, of 5% of the income and profits of Tweedy Browne and 5% of the Covered Income of Covered Entities other than Tweedy Browne) allocated and/or paid to Shrager, Wyckoff and any other person (other than the Continuing Partners) who is active in the business and becomes a Non-Manager Member (as such term is defined in the aforementioned LLC Agreement), plus (B) 10% of the aggregate amount of the salaries and bonuses paid by Tweedy Browne to Covered Persons, plus (C) 10% of the Covered Income of the Covered Entities other than Tweedy Browne and the Existing Partnerships listed in Exhibit C, calculated in accordance with Section 6."; (iii) the fourth sentence of Section 2 is amended to delete the phrase "except that, in accordance with Section 6, the economic results of overlapping fiscal periods shall be taken into account"; (iv) each of Tweedy Browne and the Existing Partnerships listed in Exhibit C shall cease to be a Covered Entity for purposes of Section 4; (v) Section 6 is deleted in its entirety and replaced with "There shall be no reduction for salaries or bonuses to Covered Persons in the calculation of Covered Income in the case of any Covered Entity, other than Tweedy Browne and the Existing Partnerships listed in Exhibit C (it being understood that the income and profits of Tweedy Browne shall be calculated in accordance with the LLC Agreement). If any fiscal period of any Covered Entity, other than Tweedy Browne and the Existing Partnerships listed in Exhibit C, is partly within and partly without the Covered Period, the calculation of Covered Income of such Covered Entity for such fiscal period shall be based upon the income or profits of its entire fiscal period prorated on a daily basis."; (vi) Section 7 shall not apply to Tweedy Browne; (vii) Section 18 is amended to add the words "with the prior written consent of AMG"; and (viii) a new Section 22 shall be added to state "22. Third Party Beneficiary. AMG is an intended third party beneficiary of the provisions of this Agreement. This Agreement shall inure to the benefit of AMG and to any person or firm who may succeed to substantially all of the assets of AMG."

SECTION 12. INDEMNIFICATION.

         12.1 INDEMNIFICATION BY THE PARTNERS. The Partners agree subsequent to the Closing to indemnify and hold Buyer and its subsidiaries and Affiliates and persons serving as officers, directors, members, partners, stockholders, or employees thereof or, to the extent the Loss claimed is suffered by the LLC, the LLC (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses (including, without limitation, diminution in value), taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing), and if the indemnified party is the LLC or is claiming damage or harm through its interest in the LLC, net of any insurance proceeds actually received by the LLC on account of insurance policies the premiums on which were paid by the Company prior to the Conversion or by the LLC out of Operating Cash Flow (as defined in the LLC Agreement), less the aggregate premiums paid by the LLC for such insurance (collectively, "Losses") which may be sustained or suffered by any of them arising out of, based upon any of the following matters:

                  (a) fraud, intentional misrepresentation or any breach of any representation, warranty or covenant of the Company or any Partner under this Agreement or under any agreement, document or instrument contemplated hereby, or in any certificate, schedule or exhibit delivered pursuant hereto or thereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach; provided, however, that for purposes of determining any such breach no effect shall be given to any exception in any such representation, warranty or covenant relating to knowledge, materiality, or a Material Adverse Effect; and

                  (b) the activities, conduct, business or operation of the Company, the Private Funds, the Mutual Funds or the Offshore Funds prior to the Closing, or arising out of facts, events or circumstances regarding the Company, the Private Funds, the Mutual Funds or the Offshore Funds existing prior to the Closing.

         12.2 LIMITATIONS ON INDEMNIFICATION BY THE PARTNERS. Notwithstanding the foregoing, the right of Buyer Indemnified Parties to indemnification under
Section 12.1 shall be subject to the following provisions:

                  (a) No indemnification shall be payable to a Buyer Indemnified Party for Losses with respect to claims asserted pursuant to Section 12.1 above (exclusive of any claims for indemnification arising out of, related to or based upon (i) fraud of the Company or any Partner or (ii) Taxes applicable to the Company or based upon or related to a breach of any representation, warranty or covenant with respect to Taxes applicable to the Company or Tax related matters of the Company (whether or not the representation which is breached specifically relates to Taxes applicable to the Company) after the amount paid to Buyer Indemnified Parties by the Partners under Section 12.1 of this Agreement exceeds ********** dollars ($**), provided that the purposes of this limitation, any payment to the LLC by a Partner pursuant to the provisions of Section 12.1 of this Agreement shall be treated as having been paid to Buyer Indemnified Parties in the amount equal to the total amount paid to the LLC by such Partner, multiplied by the Free Cash Flow Percentage (as defined in the LLC Agreement), multiplied by a fraction the numerator of which is the number of LLC Points held by Buyer and the denominator of which is the sum of the total number of LLC Points then outstanding and the total number of Reserved Points (as defined in the LLC Agreement), all as determined as of the date on which the payment under Section 12.1 is made to the LLC.

                  (b) No indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Section 12.1 above (exclusive of any claims arising out of, related to or based upon (i) fraud of the Company or any Partner or (ii) indemnification for Taxes applicable to the Company or arising out of, based upon or related to a breach of any representation, warranty or covenant with respect to Taxes applicable to the Company or Tax related matters of the Company (whether or not the representation which is breached specifically relates to Taxes) after the second anniversary of the date of the Closing (the "Indemnification CutOff Date"); provided, however, that such expiration shall not affect any claim with respect to which notice was given in the manner contemplated by Section 12.5 hereof prior to the Indemnification Cut-Off Date.

                  (c) ********** [This subparagraph has been omitted pursuant to the confidential treatment request referred to on the cover page hereto. The contents of this subparagraph have been filed separately with the Commission.]

         12.3 INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold the Partners harmless from and against any Losses which may be sustained or suffered by the Partners (either indirectly through their ownership of interests in the Company or directly) arising out of or based upon any breach of any representation, warranty or covenant made by Buyer in this Agreement or in any agreement, document or instrument contemplated hereby, or in any certificate, schedule or exhibit delivered pursuant hereto or thereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

         12.4 LIMITATION ON INDEMNIFICATION BY BUYER. Notwithstanding the foregoing, the right of the Partners to indemnification under Section 12.3 shall be subject to the following provisions:

                  (a) No indemnification shall be payable to the Partners with respect to claims asserted pursuant to Section 12.3 above in amounts in excess of twenty five million dollars ($25,000,000), less

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
one-third (1/3) of the amount, if any, paid to the Members under Section 7 of the LLC Agreement prior to the date any such claim is made.

                  (b) No indemnification shall be payable to the Partners with respect to claims asserted pursuant to Section 12.3 above after the Indemnification Cut-Off Date; provided, however, that such expiration shall not affect any claim with respect to which notice was given in the manner contemplated by Section 12.5 hereof prior to the Indemnification Cut-Off Date.

                  (c) No indemnification shall be payable to the Partners with respect to claims asserted pursuant to Section 12.3 above unless the total of all claims for indemnification pursuant to Section 12.3 shall exceed two million five hundred thousand dollars ($2,500,000) in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof.

         12.5 NOTICE; DEFENSE OF CLAIMS. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification, the general nature and extent of the Losses expected to be claimed and the details of any claim or liability being asserted by a third party; provided, however, that the failure to provide complete details or description of the general nature and extent of the losses shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure to provide such information. Within twenty (20) days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within twenty (20) days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified parties and the indemnified parties are advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified parties may engage a single separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and, upon five

(5) days notice to the indemnifying party, to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

         12.6 SATISFACTION OF THE PARTNERS' INDEMNIFICATION OBLIGATIONS. The indemnification obligations of the Partners under this Section shall be satisfied first out of the funds held in escrow pursuant to the Escrow Agreement.

         12.7 EXCLUSIVE REMEDY. Except in the case of claims arising out of, based upon or related to fraud of the Company or any Partner, the indemnification in this Section 12 shall be the exclusive remedy available to any indemnified party against any indemnifying party for any Losses arising out of or based upon the matters set forth in Sections 12.1 and 12.3 of this Agreement, provided, however, that nothing herein shall limit the non-monetary equitable remedies of any party hereto in respect to any breach of any covenant or other agreement of any party required to be performed after the Closing. Any and all disputes between the parties (except to the extent non-monetary equitable remedies are sought) shall be resolved as contemplated in Section 14.2.

SECTION 13. DEFINITIONS.

         13.1 DEFINITIONS. For purposes of this Agreement and the Exhibits and Schedules hereto, the following terms shall have the respective meanings specified in this Section 13.1

         "Advisers Act" shall mean the Investment Advisers Act of 1940, as the same may be amended from time to time, and any successor to such act.

         "Affiliates" shall mean, with respect to any Person (herein the "first party"), any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote fifty percent (50%) or more of the outstanding voting securities of such Person or (b) otherwise direct the management or policies of such Person by contract or otherwise.

         "Agreement of Limited Partnership" shall have the meaning specified in
Section 3.2(a) hereof.

         "BMA" shall mean the Bermuda Monetary Authority.

         "Base Balance Sheet" shall have the meaning specified in Section 3.8(a)(i) hereof.

         "Brokerage Services" any services (other than Investment Management Services) which involve the effecting of transactions in securities or the buying and selling of securities as part of a regular business.

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
         "Buyer" shall have the meaning specified in the preamble hereto.

         "Buyer Indemnified Party" shall have the meaning specified in Section
12.1 hereof.

         "Certificate of Conversion" shall have the meaning specified in Section
2.1 hereof.

         "Certificate of Formation" shall have the meaning specified in Section
2.1 hereof.

         "Certificate of Limited Partnership" shall have the meaning specified in Section 3.2(a) hereof.

         "Claims" shall have the meaning specified in Section 1.1(a) hereof.

         "Class A LLC Points" shall have the meaning specified in the LLC Agreement.

         "Client" shall mean any Person to whom the Company provides Investment Management Services or Brokerage Services and, with respect to the Private Funds and the Offshore Funds (but not the Mutual Funds) shall include each partner or shareholder of such Private Fund or Offshore Fund.

         "Closing" shall have the meaning specified in Section 1.3 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor code thereto. For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

         "Commodity Exchange Act" shall mean the Commodity Exchange Act, 7 U.S.C. Section 1 et. seq., as the same may be amended from time to time, and any successor to such act.

         "Company" shall mean Tweedy, Browne Company L.P., a Delaware limited partnership, and shall include, unless otherwise specifically required by the context, the LLC as a continuation of the Company at and after the Conversion.

         "Comparable Contract" means a new contract between the LLC and the party or parties to a prior contract with the Company which new contract is substantially the same as such prior contract with the Company and is at least as favorable in all respects (including without limitation with respect to advisory fees) to the LLC as such prior contract (as in effect on the date hereof) was to the Company.

         "Consent" shall mean (a) with respect to an ERISA Client whose contract by its terms terminates upon the consummation of the transactions contemplated hereby, that the LLC shall have entered into a new contract on substantially equivalent terms which contract is effective after giving effect to the Conversion and the Closing; (b) with respect to a Private Fund or an Offshore

Fund, such Private Fund or Offshore Fund shall have provided such consent as may be required under the applicable contract and made such filings or obtained such approvals as may be required by applicable law, and (c) with respect to a Mutual Fund, the Company shall have obtained from each Mutual Fund (with the approval of the Board of Directors (including a majority of the members of the Board of Directors who are not "interested persons" (as such term is defined in the Investment Company Act) and the shareholders of each Mutual Fund at a shareholders meeting) new investment advisory contracts that are Comparable Contracts, effective as of the Closing and (d) with respect to all other Clients, the Company shall have complied in full with the procedures set forth in Section 5.2 and not received from such Client a statement or indication that such Client withholds or refuses to give its Consent as of the Closing. Notwithstanding the foregoing, no Client of the Company shall be deemed to have given its Consent or been retained as a Client if such Client has expressed an intent to terminate its investment relationship with the Company and a Client shall be deemed to have effected a partial withdrawal of assets to the extent that such Client has expressed an intent to significantly reduce its investment relationship with the Company or to adjust the fee schedule with respect to one or more of its contracts in a manner that would materially reduce the revenues attributable to such contract(s).

         "Conversion" shall have the meaning specified in Section 2.1 hereof.

         "Delaware Act" shall mean the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et. seq., as amended from time to time, and any successor to such act.

         "Delivery Date" shall have the meaning specified in Section 1.7.

         "Due Inquiry" shall mean consultation with each Partner and with the Company's senior officers, senior employees, members, representatives and agents but shall not include docket searches or inquiry of other third parties.

         "Employees" shall have the meaning specified in Section 3.26.

         "Employment Agreement" shall have the meaning specified in Section 8.9.

         "Employment Arrangement" shall have the meaning specified in Section
3.26 hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor to such act.

         "ERISA Client" shall have the meaning specified in Section 3.7(b) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor to such act.

         "Free Cash Flow Percentage" shall have the meaning specified in Section 1.2(a) hereof.

         "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time and, with respect to the Offshore Funds, shall mean international generally accepted accounting principles in effect from time to time.

         "Global Intrinsic Value Fund" shall mean Global Intrinsic Value Fund, a mutual fund company organized under the laws of Bermuda.

         "Gross Revenues" shall mean, as of the date of measurement, the sum of:

                  (a) the aggregate revenues from all investment accounts (excluding the Offshore Funds and excluding the accounts covered by paragraphs
(c) and (e) below) to which the Company provides Investment Management Services (and excluding for these purposes accounts of any Client whose commitment for assets to be managed by the Company as set forth in such Client's contract with the Company has not been fully invested except for cash balances in accordance with customary practices of the Company), determined by multiplying the net assets of each such account under management by the Company as of such date by the applicable annualized advisory services fee rate in effect as of such date with respect to such Client account (net of any fee reimbursements or waivers and without giving effect to any performance or incentive fee);

                  (b) the product of (x) the net assets under management in each Offshore Fund as of such date and (y) one and one half percent (1.5%), net of any fee reimbursements and waivers;

                  (c) with respect to each Client of the Company whose commitment for assets to be managed by the Company as set forth in such Client's contract with the Company has not been fully invested (except for cash balances in accordance with customary practices of the Company), the aggregate revenues from each such account, determined to be an amount that is the greater of (i) the product of fifty percent (50%) of the net assets of such account committed to be managed by the Company as set forth in such Client's contract with the Company and the applicable annualized advisory services fee rate in effect as of such date with respect to such account or (ii) the product of the non-cash net assets of such account under management by the Company as of such date and the applicable annualized advisory services fee rate in effect as of such date with respect to such account (in each case, net of any fee reimbursements or waivers);

                  (d) one million five hundred thousand dollars ($1,500,000), which represents an estimate of the annualized positive difference between (i) the aggregate revenues from the provision of Brokerage Services and (ii) commission expenses and clearing charges paid by the LLC in connection with the provision of such Brokerage Services during the current year; and

                  (e) with respect to each investment account under management by the Company which has a performance fee component, an amount equal to the product of (x) the net assets under management in that account as of such date, and (y) one and one-half percent (1.50%) (net of any fee reimbursements and waivers).

         "IML" shall mean the Institute Monetaire Luxembourgeois.

         "Immediate Family" shall mean, with respect to any individual, such individual's former spouse, spouse, parents, grandparents, children, grandchildren and siblings (and estates, trusts, partnerships and other entities and legal relationships of which a substantial majority in interest of the beneficiaries, owners, investors, members or participants at all times in question are, directly or indirectly, one or more of the Persons described above and/or such individual).

         "Indemnification Cut-Off Date" shall have the meaning specified in
Section 12.2(c) hereof.

         "Intellectual Property" shall have the meaning specified in Section 3.14(a).

         "Investment Company Act" shall mean the Investment Company Act of 1940, as the same may be amended from time to time, and any successor to such act.

         "Investment Laws and Regulations" shall have the meaning specified in
Section 3.17.

         "Investment Management Services" shall mean any services which involve
(a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), or (b) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds).

         "IRS" shall mean the Internal Revenue Service.

         "Licenses" shall have the meaning specified in Section 3.18(f) hereof.

         "LLC" shall have the meaning specified in the preamble hereto.

         "LLC Agreement" shall mean the Limited Liability Company Agreement of the LLC in substantially the form attached hereto as Exhibit 2.2, as the same may be amended from time to time in accordance with its terms.

         "LLC Capital Account" shall mean a Capital Account as defined in the LLC Agreement.

         "LLC Interest Purchase Price" shall have the meaning specified in
Section 1.1(b) hereof.

         "LLC Points" shall have the meaning specified in the LLC Agreement.

         "Losses" shall have the meaning specified in Section 12.1 hereof.

         "Material Adverse Effect" shall mean, with respect to a Person, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of such Person.

         "Mutual Funds" shall mean Tweedy, Browne Global Value Fund and Tweedy, Browne American Value Fund, each a series of Tweedy, Browne Fund Inc. a Maryland corporation.

         "Mutual Fund Agreements" shall have the meaning specified in Section 3.28(a).

         "Mutual Fund Financial Statements" shall have the meaning specified in
Section 3.28(h).

         "Mutual Fund Tax Returns" shall have the meaning specified in Section 3.28(f).

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Offshore Financial Statements" shall have the meaning specified in
Section 3.29(f) hereof.

         "Offshore Fund Agreements" shall have the meaning specified in Section 3.29(a) hereof.

         "Offshore Funds" shall mean Tweedy, Browne USA Value Fund, Tweedy Browne International Value Fund and Tweedy Brown International Swiss Franc Fund, each a series of Tweedy, Browne Value Funds, a societe d'investissement a capital variable established under the laws of the Grand Duchy of Luxembourg, and Global Intrinsic Value Fund.

         "Offshore Management Agreements" shall have the meaning specified in
Section 8.12 hereof.

         "Offshore Tax Returns" shall have the meaning specified in Section 3.29(e) hereof.

         "Offshore Related Partnerships" shall mean Alpine, Partners, L.P., Belgravia Partners, L.P., Genpar Partners II, L.P., Tweeco Partners, L.P. and 52 Associates, L.P., each a Delaware limited partnership, and any successors thereto holding interests in the investment portfolio of the Offshore Funds.

         "Organizational Documents" shall mean, up to the time of Conversion, the Certificate of Limited Partnership and the Agreement of Limited Partnership, and from and after the time of Conversion, the Certificate of Formation and the LLC Agreement.

         "Performance Increment Accruals to Manager Shares" shall mean the definitive Performance Increment (within the meaning of the organizational documents of the Offshore Funds) booked for the benefit of the Manager's Shares (within the meaning of the organizational documents of the Offshore Funds).

         "Person" shall mean any individual, partnership (general or limited), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         "Private Fund Management Agreements" shall have the meaning specified in Section 8.11 hereof.

         "Private Fund Financial Statements" shall have the meaning specified in
Section 3.27(d).

         "Private Fund Tax Returns" shall have the meaning specified in Section 3.27(c).

         "Private Funds" means TBK Partners, L.P., a Delaware limited partnership, and Vanderbilt Partners, L.P., a Delaware limited partnership.

         "Purchased Percentage" shall have the meaning specified in Section 1.2(a) hereof

         "Purchased LLC Interest" shall have the meaning specified in Section
1.1 hereof.

         "SEC" shall mean the Securities and Exchange Commission, or any successor agency thereto.

         "Securities Act" shall mean the Securities Act of 1933, as the same may be amended from time to time, and any successor to such act.

         "Taxes" shall have the meaning specified in Section 3.9(a) hereof.

         "Taxing Authority" shall have the meaning specified in Section 3.9(c) hereof.


SECTION 14. MISCELLANEOUS.

         14.1 FEES AND EXPENSES.

                  (a) Buyer shall pay its own expenses incident to the negotiation and consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby. The Partners shall pay their own expenses (and the expenses of the Company, the LLC, the Private Funds, the Mutual Funds, the Offshore Funds and the Related Offshore Partnerships) incident to the negotiation and consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby.

                  (b) The Company will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Purchased LLC Interest to Buyer as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of the Company.

                  (c) Notwithstanding the foregoing, the Partners collectively and Buyer shall each be responsible for fifty percent (50%) of the expenses and costs of printing and mailing the proxy statement and hiring a proxy solicitor to obtain Consent from the Mutual Funds for the transactions contemplated hereby.

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
         14.2 DISPUTE RESOLUTION. All disputes arising in connection with this Agreement shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration shall be held in The Commonwealth of Massachusetts before a single arbitrator selected in accordance with Section 12 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial business experience in the investment advisory industry, and shall otherwise be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules.

         14.3 WAIVERS. Any waiver of any terms or conditions or of the breach of any covenant, representation or warranty of this Agreement in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure or delay at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any provision hereof; provided, however, that no such waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         14.4 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of The Commonwealth of Massachusetts without regard to its conflict of laws provisions.

         14.5 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                    Affiliated Managers Group, Inc.
                             Two International Place, 23rd Floor
                             Boston, MA  02110
                             Attn:  Nathaniel Dalton, Senior Vice President
                             Facsimile No.:  (617) 747-3380

With a copy to:              Goodwin, Procter & Hoar  LLP
                             Exchange Place
                             Boston, MA 02109
                             Attn: Richard E. Floor, P.C.
                             Facsimile No.: (617) 523-1231


TO COMPANY:                  Tweedy, Browne Company L.P.
                             52 Vanderbilt Avenue
                             New York, New York 10017
                             Attn: Christopher H. Browne
                             Facsimile No.: (212) 916-0637

With a copy to:              Skadden, Arps, Slate, Meagher & Flom LLP
                             919 Third Avenue
                             New York, New York 10022
                             Attn:  Richard T. Prins, Esq.
                             Facsimile No.:  (212) 735-2000


TO ANY PARTNER               c/o Tweedy, Browne Company L.P.
                             52 Vanderbilt Avenue
                             New York, New York 10017
                             Attn: Christopher H. Browne
                             Facsimile No.: (212) 916-0637

With a copy to:              Skadden, Arps, Slate, Meagher & Flom LLP
                             919 Third Avenue
                             New York, New York 10022
                             Attn:  Richard T. Prins, Esq.
                             Facsimile No.:  (212) 735-2000

TO THE LLC:
                             Tweedy, Browne Company LLC
                             52 Vanderbilt Avenue
                             New York, New York 10017
                             Attn: Christopher H. Browne
                             Facsimile No.: (212) 916-0637

With a copy to:              Affiliated Managers Group, Inc.
                             Two International Place, 23rd Floor
                             Boston, MA  02110
                             Attn:  Nathaniel Dalton, Senior Vice President
                             Facsimile No.:  (617) 747-3380

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         14.6 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement and the transactions contemplated hereby which were relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

         14.7 ASSIGNABILITY; BINDING EFFECT. This Agreement or any of the obligations or rights hereunder (i) may not assigned by Buyer without the prior written consent of the Company prior to the Closing and the prior written consent of the Partners after the Closing, except that Buyer may at any time assign this Agreement or such obligation or rights to a wholly owned subsidiary of Buyer established either (a) solely for the purpose of holding Buyer's interest in the Company following the Closing or (b) in connection with a reincorporation merger or similar transaction of Buyer and (ii) may not be assigned by any of the Company, the LLC or the Partners without the prior written consent of Buyer; that Buyer hereby assents and agrees to the assignment by operation of law of the Agreement from the Company to the LLC pursuant to the Conversion. Subject to the foregoing, this Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, including without limitation the LLC upon the Conversion. Upon assignment permitted hereby, Buyer shall cause the assignee to perform the obligations of Buyer hereunder and such assignee shall be substituted for Buyer hereunder except to the extent the context otherwise specifically requires.

         14.8 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed (a) by Buyer and the Company prior to the Closing and (b) by Buyer and the Partners after the Closing, or in the case of a waiver, the party waiving compliance.

         14.9 CONSENT TO JURISDICTION. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts sitting in The Commonwealth of Massachusetts for any claim, suit or proceeding arising under this Agreement to enforce any arbitration award or obtain equitable relief, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 14.5 hereof. the parties agree that a final judgment in any such action or proceeding shall be conclusive and may be

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enforced in other jurisdictions by suit on the right of a party to service legal process in any other manner permitted by law or affect the right of a party to bring any action or proceeding in the courts of other jurisdictions.

         14.10 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         14.11 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         14.12 PUBLICITY AND DISCLOSURES. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company, except as may be otherwise required by applicable laws, rules and regulations (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder in connection with the preparation and filing of one or more registration statements (including any exhibits, supplements and amendments thereto) for the purpose of registering securities of Buyer under the Securities Act or registering Buyer under the Exchange Act).

                                  [END OF TEXT]

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         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                       BUYER:

                                       AFFILIATED MANAGERS GROUP, INC.

                                       By:/s/ William J. Nutt
                                          -------------------------------------
                                       Name: William J. Nutt
                                            -----------------------------------
                                       Title: President and CEO
                                             ----------------------------------

                                       COMPANY:

                                       TWEEDY, BROWNE COMPANY L.P.

                                       By:/s/ William H. Browne
                                          -------------------------------------
                                       Name: William H. Browne
                                            -----------------------------------
                                       Title: General Partner
                                             ----------------------------------


                                       /s/ Christopher H. Browne
                                       ----------------------------------------
                                       Christopher H. Browne

                                       /s/ William H. Browne
                                       ----------------------------------------
                                       William H. Browne

                                       /s/ John D. Spears
                                       ----------------------------------------
                                       John D. Spears

                                       /s/ James M. Clark, Jr.
                                       ----------------------------------------
                                       James M. Clark, Jr.

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